UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE
14A-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant
☑
       Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
Diebold Nixdorf, Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

Diebold Nixdorf

Proxy Statement

Notice of Annual Meeting of Stockholders

2025

350 Orchard Avenue NE

P.O. Box 3077 • North Canton, Ohio 44720

March 14, 2025

Dear Stockholder:

The 2025 Annual Meeting of Stockholders of Diebold Nixdorf, Incorporated will be held on Wednesday, April 30, 2025 at 8:00 a.m. EDT. We are pleased to utilize a virtual format for the 2025 Annual Meeting of Stockholders to provide a consistent experience to all stockholders regardless of location. You will be able to attend and vote at the 2025 Annual Meeting of Stockholders via live webcast at www.virtualshareholdermeeting.com/DBD2025. Please have the control number included with your proxy card or Notice of Internet Availability of Proxy Materials available when joining the meeting.

As described in the accompanying Notice and Proxy Statement, at the 2025 Annual Meeting of Stockholders you will be asked to (1) elect eight directors, (2) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025, and (3) approve, on an advisory basis, named executive officer compensation.

We are pleased to continue to take advantage of Securities and Exchange Commission rules allowing us to furnish proxy materials to stockholders on the Internet. We believe that these rules provide you with proxy materials more quickly and reduce the environmental impact of the 2025 Annual Meeting of Stockholders. Accordingly, we are mailing to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review our 2025 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024, and to vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting these materials on the Notice of Internet Availability of Proxy Materials.

All holders of record of Diebold Nixdorf, Incorporated shares of common stock at the close of business on March 3, 2025 are entitled to vote at the 2025 Annual Meeting of Stockholders. You may vote online prior to the meeting at www.proxyvote.com. If you received a paper copy of the proxy card by mail, you may also vote by signing, dating and mailing the proxy card promptly in the return envelope or by calling a toll-free number indicated on the proxy card.

Details regarding how to attend the virtual meeting online are more fully described in the Proxy Statement. If you are unable to attend the meeting, you may listen to a replay that will be available on our investor relations website at investors.dieboldnixdorf.com. The replay may be accessed on our website soon after the meeting and shall remain available for up to one year.

We look forward to you joining us at the 2025 Annual Meeting of Stockholders.

Sincerely,

OCTAVIO MARQUEZ President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the

2025 Annual Meeting of Stockholders to be held on April 30, 2025.

This Proxy Statement, along with our Annual Report on Form 10-K for the year ended December 31, 2024,

are available free of charge at www.proxyvote.com (you will need to reference the control number found on your proxy card or Notice of Internet Availability of Proxy Materials to vote).

350 Orchard Avenue NE

P.O. Box 3077 • North Canton, Ohio 44720

NOTICE OF 2025 ANNUAL MEETING OF

STOCKHOLDERS

DATE: April 30, 2025 TIME: 8:00 a.m. EDT LOCATION: Virtual Stockholders Meeting www.virtualshareholdermeeting.com/DBD2025	ITEMS TO BE DISCUSSED:
	1.	To elect eight directors;
	2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
	3.	To approve, on an advisory basis, named executive officer compensation.

Your attention is directed to the attached Proxy Statement, which fully describes these items.

Any action on the items of business described above may be considered at the 2025 Annual Meeting of Stockholders at the time and on the date specified above or at any time and date to which the 2025 Annual Meeting of Stockholders may be properly adjourned or postponed.

Holders of record of Diebold Nixdorf, Incorporated shares of common stock at the close of business on March 3, 2025 will be entitled to vote at the 2025 Annual Meeting of Stockholders.

The enclosed proxy card is solicited, and the persons named therein have been designated, by Diebold Nixdorf’s Board of Directors.

By Order of the Board of Directors,
ELIZABETH RADIGAN Executive Vice President, Chief Legal Officer and Corporate Secretary

March 14, 2025

(approximate mailing date)

Please help us ensure a quorum at the 2025 Annual Meeting of Stockholders by voting online at www.proxyvote.com or, if you received a paper copy of the proxy materials, by filling in, signing and dating the enclosed proxy and promptly mailing it in the return envelope.

DIEBOLD NIXDORF, INCORPORATED

350 Orchard Avenue NE

P.O. Box 3077 • North Canton, Ohio 44720

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

2025 PROXY STATEMENT |	i

ii	| 2025 PROXY STATEMENT

PROXY SUMMARY

This Proxy Statement is furnished to stockholders of Diebold Nixdorf, Incorporated (“Diebold Nixdorf,” the “Company,” “we,” “our,” and “us”) in connection with the solicitation by the Board of Directors of proxies to be used at our 2025 Annual Meeting of Stockholders, and any postponements or adjournments of the meeting.

These proxy materials are being sent to our stockholders on or about March 14, 2025.

This proxy summary is intended to provide an overview of the information you can find elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read the Proxy Statement in its entirety for more information about these topics before voting.

MEETING INFORMATION

TIME AND DATE 8:00 a.m. EDT, April 30, 2025	PLACE Virtual Meeting Only Attend at: www.virtualshareholdermeeting.com/DBD2025	RECORD DATE Close of Business on March 3, 2025

PROPOSALS FOR YOUR VOTE AND BOARD RECOMMENDATIONS

PROPOSAL	BOARD RECOMMENDATION	PAGE REFERENCES (FOR MORE DETAIL)

1. To elect eight directors	FOR EACH BOARD NOMINEE	8

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm	FOR	14

3. To approve, on an advisory basis, named executive officer compensation	FOR	16

Information on voting mechanics, approval requirements and related matters can be found in the “Voting Information” and “Other Matters” sections starting on pages 5 and 66, respectively.

2025 PROXY STATEMENT |	1

PROXY SUMMARY

OVERVIEW OF OUR BOARD NOMINEES

You are being asked to vote to elect each of the following nominees to our Board of Directors. The tables that follow provide summary information about our nominees. Detailed information about each director nominee’s background, skills and expertise can be found in Proposal 1: Election of Directors on page 8.

				COMMITTEE MEMBERSHIP

NAME AND OCCUPATION / CAREER HIGHLIGHTS	AGE	DIRECTOR SINCE	INDEPENDENT	AUDIT	NOM. GOV.	PEOPLE & COMP.

Arthur F. Anton Retired Chairman and Chief Executive Officer, Swagelok Company	67	2019	Yes	Chair	•

Patrick J. Byrne Non-Executive Chair of the Board, Former Senior Vice President, Operational Transformation, GE	64	2023	Yes			•

Matthew J. Espe Former Chief Executive Officer, Armstrong World Industries	66	2023	Yes		•	Chair

Mark Gross Former Executive Chairman, Southeastern Grocers Former Chief Executive Officer, Supervalu	61	2023	Yes	•	Chair

Maura A. Markus Former President and Chief Operating Officer, Bank of the West	67	2024	Yes	•		•

Octavio Marquez President and Chief Executive Officer, Diebold Nixdorf, Incorporated	57	2022	No

David H. Naemura Chief Financial Officer and Chief Operating Officer, Neogen Corp.	55	2023	Yes	•		•

Dr. Colin J. Parris Former Senior Vice President and Chief Technology Officer, GE Digital	63	2024	Yes	•	•

2	| 2025 PROXY STATEMENT

PROXY SUMMARY

SNAPSHOT OF KEY QUALIFICATIONS, SKILLS AND DEMOGRAPHICS OF OUR NOMINEES

Knowledge, Skills and Experience	A. Anton	P. Byrne	M. Espe	M. Gross	M. Markus	O. Marquez	D. Naemura	C. Parris
International	✓	✓	✓	✓	✓	✓	✓	
Technology/Innovation		✓	✓	✓	✓	✓		✓
Financial Services	✓	✓	✓	✓	✓	✓	✓	
Retail			✓	✓	✓	✓		
Leadership/Organization	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓		✓
Audit/Finance	✓	✓	✓	✓	✓	✓	✓	✓
Cybersecurity			✓	✓				✓

See page 8 for more information on our considerations regarding nominees for director and additional detail regarding the key qualifications and skills of our 2025 nominees. Information about our directors’ compensation and share ownership is provided on page 22.

2025 PROXY STATEMENT |	3

PROXY SUMMARY

PARTICIPATING IN THE 2025 ANNUAL MEETING OF STOCKHOLDERS

The 2025 Annual Meeting of Stockholders will be accessible live via the Internet. We have adopted a virtual meeting format to make participation accessible for stockholders from any geographic location with Internet connectivity. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares of common stock.

You are entitled to participate in the 2025 Annual Meeting of Stockholders if you were a stockholder as of the close of business on March 3, 2025, the record date, or hold a valid proxy for the meeting. You may attend the 2025 Annual Meeting of Stockholders by joining us at 8:00 a.m. Eastern time on April 30, 2025 at www.virtualshareholdermeeting.com/DBD2025. To access the virtual meeting, you will be asked to enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the log-in process. This year’s stockholder question and answer session will include questions submitted in advance of the 2025 Annual Meeting of Stockholders. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number. We will post questions and answers, if applicable to our business, on our Investor Relations website after the meeting.

We encourage you to access the 2025 Annual Meeting of Stockholders before it begins. Online check-in will start shortly before the meeting on April 30, 2025. Beginning approximately 15 minutes before the start of the 2025 Annual Meeting of Stockholders, a technical support phone number will become available for any stockholders experiencing technical difficulties.

We hope you can attend the 2025 Annual Meeting of Stockholders, but if not, your vote and your feedback is still important. In either case, we encourage you to carefully review this proxy statement and provide your vote in advance of the meeting by phone, online at www.proxyvote.com, or by returning your completed proxy card to us.

4	| 2025 PROXY STATEMENT

VOTING INFORMATION

Q:	What items will be voted on at the 2025 Annual Meeting of Stockholders and how does the Board recommend I vote?

A:

You are being asked to vote on the proposals outlined above in the proxy summary on page 1. The Board recommends a vote FOR each of the Board’s nominees for director identified in proposal 1 and FOR each of Proposals 2 and 3.

Q:	What happens if other matters are properly presented at the 2025 Annual Meeting of Stockholders?

A:

If a permissible proposal, other than the proposals identified in this proxy statement, is presented at the 2025 Annual Meeting of Stockholders, your proxy gives authority to the individuals named in the proxy to vote your shares of common stock on any such proposal in accordance with their best judgment. This may occur, for example, if one of the director nominees included in this proxy statement is unable or unwilling to serve as a director of the Company, in which case the individuals named in the proxy may use your proxy to vote for a replacement nominee recommended by the Board (even if competing replacement nominations are properly made). As of the date of this proxy statement, we have not received notice of any other matters that may be properly presented at the 2025 Annual Meeting of Stockholders.

Q:	Who is entitled to vote at the 2025 Annual Meeting of Stockholders?

A:

Our record date for the 2025 Annual Meeting of Stockholders is March 3, 2025. Each stockholder of record of our shares of common stock as of the close of business on March 3, 2025 is entitled to one vote for each share of common stock held. As of the record date, there were 37,628,705 shares of common stock outstanding and entitled to vote at the 2025 Annual Meeting of Stockholders.

Q:	How do I vote?

A:	If you were a stockholder on the record date and you held shares in your own name, you have three ways to vote and submit your proxy before the 2025 Annual Meeting of Stockholders:

•	By mail—If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope;

•	By Internet—If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card; or

•	By telephone—If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares of common stock voted at the 2025 Annual Meeting of Stockholders.

If you want to vote live at the 2025 Annual Meeting of Stockholders, you must join the annual meeting at 8:00 a.m. Eastern time on April 30, 2025 at www.virtualshareholdermeeting.com/DBD2025. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. However, if you have been provided with a 16-digit control number with your proxy materials, then you will not be required to request a legal proxy.

Q:	Can I change my vote after I have voted?

A:	You may change your vote at any time before your proxy is voted at the 2025 Annual Meeting of Stockholders by:

•	Revoking your proxy by sending written notice or submitting a later dated, signed proxy card before the 2025 Annual Meeting of Stockholders to our Corporate Secretary at the Company’s address above;

•	Submitting a later dated, signed proxy card before the start of the 2025 Annual Meeting of Stockholders;

•	If you have voted by the Internet or by telephone, you may vote again over the Internet or by telephone up until 11:59 pm EDT on April 29, 2025; or

•

Attending the 2025 Annual Meeting of Stockholders virtually or in person at 8:00 a.m. Eastern time on April 30, 2025 at www.virtualshareholdermeeting.com/DBD2025, withdrawing your earlier proxy and voting during the meeting.

2025 PROXY STATEMENT |	5

VOTING INFORMATION

Q:	Can I cumulate my votes for the election of directors?

A:	No, our Certificate of Incorporation (“Charter”) and Amended and Restated Bylaws (“Bylaws”) do not provide for cumulative voting in connection with the election of directors.

Q:	How many votes are required to adopt each proposal?

A:

With respect to Proposal 1, the number of votes cast “for” the director nominee’s election must exceed the number of votes cast “against” his or her election. For each of Proposals 2 and 3, the affirmative vote of the holders of a majority of the votes cast, whether in person or by proxy, is required for approval. The results of the voting at the meeting will be tabulated by the inspectors of election appointed for the 2025 Annual Meeting of Stockholders.

Q:	What is the Majority Voting Policy?

A:

Our Board has adopted a policy that each Director shall be elected by the vote of the majority of the votes cast (meaning the number of shares of common stock voted “for” a nominee must exceed the number of shares of common stock voted “against” such nominee) at any meeting for the election of Directors at which a quorum is present, provided that the Directors shall be elected by a plurality of the votes cast (instead of by votes for or against a nominee) at any meeting involving a contested election for one or more Directors (meaning more Directors have been nominated for election than Directorship positions available).

Q:	What is a “broker non-vote” and how will they be counted?

A:

If your shares of common stock are held in the name of a brokerage firm, your shares of common stock may be voted even if you do not provide the brokerage firm with voting instructions. Brokerage firms have authority under the New York Stock Exchange, or NYSE, rules to vote shares of common stock for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter under NYSE rules and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares of common stock on that proposal. This is referred to as a “broker non-vote.”

Proposal 2 is considered a routine matter on which your brokerage firm will vote without your instructions. Accordingly, there should be no broker non-votes with respect to Proposal 2. Broker non-votes are not expected to be considered votes cast with respect to Proposals 1 and 3 and therefore are not expected to have any effect on their outcome.

Q:	How many shares of common stock must be present to constitute a quorum and conduct the 2025 Annual Meeting of Stockholders?

A:

A quorum is necessary to hold the 2025 Annual Meeting of Stockholders. A majority of the total voting power of all outstanding shares of capital stock of the Company generally entitled to vote at a meeting of stockholders constitutes a quorum for the purpose of adopting a proposal at the 2025 Annual Meeting of Stockholders. If you are present and vote at the 2025 Annual Meeting of Stockholders, or vote on the Internet, by telephone or by submitting a properly executed proxy card, you will be considered part of the quorum. Broker non-votes will not be part of the voting power present but will be counted to determine whether or not a quorum is present.

Q:	What happens if I abstain?

A:

For all proposals, a share of common stock voted “abstain” is considered as present and entitled to vote with respect to the proposal but is not considered a vote cast with respect to the proposal. Accordingly, abstentions will have no effect on Proposal 1, the election of directors, and will not be counted for determining the outcome of Proposals 2 and 3.

Q:	Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

A:

Under rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending you a Notice of Internet Availability of Proxy Materials. The instructions found in the Notice explain that all stockholders will have the ability to access the proxy materials on www.proxyvote.com or request to receive a printed copy of the proxy materials. You may also request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our 2025 Annual Meeting of Stockholders materials.

6	| 2025 PROXY STATEMENT

VOTING INFORMATION

Q:	What shares of common stock are included on my proxy card or Notice of Internet Availability of Proxy Materials?

A:

The number of shares printed on your proxy card(s) represents all of your shares under a particular holding or account. Receipt of more than one proxy card or Notice of Internet Availability of Proxy Materials means that certain of your shares may be registered differently and/or are held in more than one account. If you receive more than one proxy card, sign and return all of your proxy cards to ensure that all of your shares of common stock are voted. If you receive more than one Notice, you should be sure to enter the voting site with the distinct control number on each Notice when voting over the Internet to ensure that all of your shares of common stock are voted.

2025 PROXY STATEMENT |	7

PROPOSAL 1: ELECTION OF DIRECTORS

OVERVIEW

The Nomination and Governance Committee evaluates the size of the Board from time to time commensurate with the evolving needs of the Company. In August 2024, the Board increased its size from eight to ten directors and appointed Dr. Colin J. Parris (on August 2, 2024) and Maura A. Markus (on August 6, 2024) to fill the resulting vacancies, for a term to expire at the 2025 Annual Meeting of Stockholders. The Board assigned Ms. Markus to the Board’s Audit Committee and People and Compensation Committee and Dr. Parris to the Board’s Audit Committee and Nomination and Governance Committee.

Effective at the 2025 Annual Meeting of Shareholders, the size of the Board will be reduced to eight directors. The Nomination and Governance Committee and the full Board have determined that eight directors is an appropriate size for our Board and the Company’s current needs and will continue to provide us with the right mix of director skills and experiences necessary to support the Company and management.

As a result, two of our current directors will not be standing for reelection at the 2025 Annual Meeting of Shareholders. We would like to extend our sincere thanks to Ms. Bowen and Mr. Pearlman for their outstanding and dedicated service to the Company.

We are recommending that stockholders elect eight directors to our Board. Each of our nominees for director identified on the following pages is independent as defined by the corporate governance standards of the NYSE and the Company’s Categorical Independence Standards for Directors, except for Mr. Marquez, our President and CEO.

If elected, each nominee will hold office for a term of one year from the date of the 2025 Annual Meeting of Stockholders or until the election and qualification of a successor. In the absence of contrary instruction from a stockholder, the Proxy Committee will vote the proxies for the election of each of the eight nominees.

In the unlikely event that, for any reason, any nominee for director is not available for election when the election occurs, the Proxy Committee, at its option, may vote for substitute nominees recommended by the Board whether or not any other nominations are properly made at the 2025 Annual Meeting of Stockholders. Alternatively, the Board may reduce the number of nominees for director. The Board has no reason to believe that any of our nominees for director will be unable or unwilling to serve when the election occurs. Each of our nominees for election at the 2025 Annual Meeting of Stockholders has agreed to serve as a director, if elected.

8	| 2025 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

OUR DIRECTOR NOMINEES

Arthur F. Anton
AGE: 67 DIRECTOR SINCE: 2019 COMMITTEES: • Audit Committee (Chair) • Nomination and Governance Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Anton served as Chairman of the Board and Chief Executive Officer of the Swagelok Company, Solon, Ohio (a fluid systems technologies company), from 2017 until his retirement on December 31, 2019. Mr. Anton previously served as President and Chief Executive Officer from 2004-2017, President and Chief Operating Officer from 2001-2004, Executive Vice President from 2000-2001, and Chief Financial Officer from 1998-2000 of Swagelok. Prior to joining Swagelok in 1998, Mr. Anton was a Partner of Ernst & Young LLP (a professional services organization).

Mr. Anton is currently a director of The Sherwin-Williams Company (NYSE: SHW), Cleveland, Ohio (a paint coatings manufacturer), where he has served since 2006. Mr. Anton also is Lead Director of Olympic Steel (NASDAQ: ZEUS), Bedford Heights, Ohio (a steel processing and distribution company), where he has served since 2009. In March 2020, Mr. Anton was also appointed as a director of SunCoke Energy (NYSE: SXC), Lisle, Illinois (a raw material processing and handling company serving the steel, coal and power industries), where he has served as Non-Executive Chairman since December 2020. He was also appointed as a director of the Rock & Roll Hall of Fame, Cleveland, Ohio (a rock and roll music museum), in 2018 and is a former director of Forest City Realty Trust, Cleveland, Ohio (a diversified Real Estate Investment Trust), where he served from 2010 to 2018 and University Hospitals Health System, Cleveland, Ohio (a large academic medical center), where he has served from 2005 to May 2023.

DIRECTOR QUALIFICATIONS:

Mr. Anton brings significant domestic and international manufacturing and distribution experience and financial expertise to our Board. In addition, as a former partner of Ernst & Young LLP and the former Chief Financial Officer of Swagelok, Mr. Anton has corporate governance expertise and extensive financial experience that provides him with a unique perspective on our business and operations and valuable insight as Chair of our Audit Committee and a member of our Nomination and Governance Committee. Additionally, Mr. Anton gained valuable experience and knowledge of the Company as former Lead Independent Director of Diebold Nixdorf.

2025 PROXY STATEMENT |	9

PROPOSAL 1: ELECTION OF DIRECTORS

Patrick J. Byrne
AGE: 64 DIRECTOR SINCE: 2023 COMMITTEES: • People and Compensation Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Byrne serves as non-executive Chair of the Board for Diebold Nixdorf, Incorporated and formerly served as Senior Vice President of Operational Transformation at General Electric Company (NYSE: GE) (a multinational conglomerate) from August 2022 until his retirement in March 2024. In this role, he was responsible for driving GE’s priorities around safety, quality, delivery and cost. From 2019 to 2022, Mr. Byrne served as Chief Executive Officer of GE Digital (a subsidiary of GE) where he led the company’s software businesses focused on digital transformation. Prior to GE, from 2016 to 2019, Mr. Byrne served as Senior Vice President at Fortive Corporation (NYSE: FTV) (an industrial technology conglomerate), and from 2014 to 2019 served as President – Tektronix at Danaher Corporation (NYSE: DHR) (a globally diversified conglomerate) where he led multiple technology businesses. He has served as a member of the board of directors for multiple publicly traded companies, including currently serving as Chairman of Verra Mobility (Nasdaq: VRRM), since 2022, and previously serving as an independent director at Micron Technology (Nasdaq: MU) from 2011 to 2020.

DIRECTOR QUALIFICATIONS:

Mr. Byrne brings significant and unique technological and operational experience to our Board. Mr. Byrne’s focus on innovation and industrial technology through his various officer and director roles at public companies provides valuable insight for the Company. In his position as Chairman of Verra Mobility, Mr. Byrne provides independent oversight and serves as a liaison between management and the company’s board. Mr. Byrne’s extensive executive leadership experience makes him well-suited to serve as our Board Chair.

Matthew J. Espe
AGE: 66 DIRECTOR SINCE: 2023 COMMITTEES: • Nomination and Governance Committee • People and Compensation Committee (Chair)

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Espe serves as a board member and advisor to public companies, private equity firms and non-profit organizations. In January 2017, he was recruited by Sterling Partners (an investment management firm) to lead the transformation of Radial Inc. (an e-commerce company) and oversaw the successful sale of the company, serving as President and Chief Executive Officer until November 2017. He previously served as Chief Executive Officer of Armstrong World Industries (NYSE: AWI) (a designer and manufacturer of wall and ceiling building material) from 2010 to 2016, as Chairman and Chief Executive Officer of IKON Office Solutions (a provider of document management systems, copiers and services) from 2002 to 2008, and held various roles at GE, including as President and Chief Executive Officer of GE Lighting (a lightbulb and appliance company) from 1980 to 2002. He has served as an operating partner at Advent International (a private equity firm) from November 2017 to the present, and as an operating partner at SVP Global – United Kingdom (a private equity firm) from October 2018 to the present. In addition, he has served as an Independent Director at WESCO International (NYSE: WCC) since 2016, Anywhere Real Estate, Inc. (NYSE: HOUS) since 2016, and Korn Ferry (NYSE: KFY), since September 2023.

DIRECTOR QUALIFICATIONS:

Mr. Espe brings valuable qualifications and leadership experience to our board. Mr. Espe has significant experience from serving as chief executive officer at several companies and has extensive corporate governance experience through his service on public company boards. Mr. Espe has expertise in the areas of finance, accounting, international business, risk oversight, technology, retail industries, and cybersecurity, among others. Mr. Espe is skilled in strategic vision and in implementing positive change in organizations.

10	| 2025 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Mark Gross
AGE: 61 DIRECTOR SINCE: 2023 COMMITTEES: • Audit Committee • Nomination and Governance Committee (Chair)

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Gross is an executive with more than 25 years of critical leadership experience, financial expertise and deep insight in leading business transformations. He currently serves as co-chairman of the board of Northeast Grocery Inc. (a large regional grocery chain), as a board member and chairman of the audit committee of Acosta, Inc. (a full-service sales and marketing agency serving the consumer-packaged goods industry), and as a director and member of the audit committee of Rackspace Technology, Inc. (Nasdaq: RXT) (a leading end-to-end hybrid, multicloud technology services company). Until last year, Mr. Gross was the Executive Chairman of Southeastern Grocers (also a large regional grocery chain). Mr. Gross served as the founder and President of Surry Investment Advisors, LLC (a food retail consulting firm) from 2006 to January 2016, and rejoined Surry in 2018, where he currently serves as its manager. In addition, Mr. Gross previously served as President and Chief Executive Officer of Supervalu, Inc. (NYSE: SVU) (a wholesaler and retailer of grocery products) from 2016 to 2018, and held several positions, including Co-President of C&S Wholesale Grocers, Inc. (a wholesale grocery supply company) from 1997 to 2006. From November 2020 to December 2022, Mr. Gross served as the chief executive officer of Kernel Group Holdings (a special purpose acquisition company).

DIRECTOR QUALIFICATIONS:

Mr. Gross has extensive business management expertise and experience serving as a leader and director for various public and private companies, with a significant understanding of the retail industry. Prior to his positions with public and private companies, Mr. Gross was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Gross graduated cum laude from University of Pennsylvania Law School and holds a BA from Dartmouth College, where he graduated with highest honors in his major.

Maura A. Markus
AGE: 67 DIRECTOR SINCE: 2024 COMMITTEES: • Audit Committee • People and Compensation Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Ms. Markus is the former President and Chief Operating Officer of Bank of the West, a role that she held from 2010 to 2014. She also served as a member of their Board of Directors, and the Bank’s Executive Management Committee. Prior to joining the Bank of the West, Ms. Markus served in a number of executive leadership roles at Citigroup, over a 22-year period, including as Executive Vice President – Head of International Retail Banking in Citi’s Global Consumer Group, President at Citibank, North America, President at Citibank, Greece, and Sales and Marketing Director for Citibank Europe. She has more than 25 years of experience leading operations, sales and marketing in the U.S. and Europe, helping build both Bank of the West and Citibank in senior executive and board roles. Currently, Ms. Markus serves as a Director for Broadridge Financial Solutions (NYSE: BR), where she has served since 2013, and Stifel Financial Corp (NYSE: SF), where she has served since 2016.

DIRECTOR QUALIFICATIONS:

Ms. Markus brings substantial knowledge and expertise through her proven service as an executive and director of leading financial service companies. Ms. Markus has business expertise in a variety of areas, and has worked in numerous industries, offering significant value to the board. In addition to her significant market experience, Ms. Markus is an executive committee member and Committee Chair at the College of Mount St. Vincent NY.

2025 PROXY STATEMENT |	11

PROPOSAL 1: ELECTION OF DIRECTORS

Octavio Marquez
AGE: 57 DIRECTOR SINCE: 2022 • President and Chief Executive Officer

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Marquez is the President and Chief Executive Officer of Diebold Nixdorf, Incorporated and has served in this capacity since March 2022. Mr. Marquez was also elected Chair of the Board of Directors in February 2023 and served in that capacity until September 2023. Mr. Marquez was the President and Chief Executive Officer during the Company’s emergency from restructuring in 2023. He was previously the Company’s Executive Vice President, Global Banking since November 2020, where he was responsible for leading the Company’s Banking business teams around the world, working directly with customers to help automate, digitize and transform how people bank. Prior to stepping into the Banking role, he served as the Company’s Senior Vice President of the Americas region from 2016-2020 and headed the Latin American region. Mr. Marquez’s leadership successfully repositioned the business, most notably in Brazil and Mexico, to better align with the economic environment and drive growth. Before joining the Company in January 2014, Mr. Marquez served in various roles at other companies, including Dell EMC, Round Rock, Texas (an IT management and cloud computing company) from 2012-2014, Hewlett Packard Enterprise (NYSE: HPE), Spring, Texas (an information technology company) from 2001-2012, Dell EMC Mexico from 1997-2000, and NCR Corporation (NYSE: NCR), Atlanta, Georgia (a software and technology company) from 1995-1997.

DIRECTOR QUALIFICATIONS:

As President and Chief Executive Officer of our Company, Mr. Marquez’s day-to-day leadership provides him with intimate knowledge of our operations, which provide valuable insights and information about our business to the Board.

David H. Naemura
AGE: 55 DIRECTOR SINCE: 2023 COMMITTEES: • Audit Committee • People and Compensation Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Naemura has served as the Chief Financial Officer of Neogen Corporation (Nasdaq: NEOG) (an international food safety company) since November 2022. In addition to his role as Chief Financial Officer, Mr. Naemura was also appointed as Chief Operating Officer in January 2025. Prior to joining Neogen, he served as Chief Financial Officer of Vontier Corporation (NYSE: VNT) (an industrial technology company) from February 2020 to November 2022, previously served as Chief Financial Officer of Gates Industrial Corporation (NYSE: GTES) (a global industrial manufacturing company) from 2015 to January 2022 and was a group Chief Financial Officer at Danaher Corporation from 2012 to 2015. He began his career as an auditor at Deloitte & Touche, a professional services firm.

DIRECTOR QUALIFICATIONS:

Mr. Naemura has a deep understanding of financial matters from his experiences as a chief financial officer. He has a proven history of success in transforming businesses and navigating periods of change. Mr. Naemura’s strategic insight and financial expertise are immensely valuable to the Board.

12	| 2025 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Dr. Colin J. Parris
AGE: 63 DIRECTOR SINCE: 2024 COMMITTEES: • Audit Committee • Nomination and Governance Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Dr. Parris is the former Senior Vice President and Chief Technology Officer at GE Digital, a position that he held from May 2020 to April 2024. He joined General Electric in 2014 as a GE Officer and Vice President, GE Software Research. Prior to joining GE, Dr. Parris spent two decades at IBM in a variety of executive roles, serving most recently as Vice President, Systems Research in the IBM T.J. Watson Research Division from 2013 to 2014, and General Manager for IBM’s Power Systems business from 2010 to 2013. He has an extensive technology background with significant experience in software – with a current focus on data software and artificial intelligence – and leading digital transformations. Dr. Parris also currently serves as a Director for APTIV (NYSE: APTV) (a global mobility technology company), a role he has held since 2017, and in January 2025 he was appointed to the board of Corebridge Financial, Inc. (NYSE: CRBG and CRBD) (a leading provider of retirement solutions and insurance products).

DIRECTOR QUALIFICATIONS:

Dr. Parris has a bachelor’s degree in electrical engineering from Howard University, master’s degrees in electrical engineering and computer science from the University of California, Berkeley and a master’s degree in management from Stanford University. He also has a PhD in electrical engineering from the University of California, Berkeley. Dr. Parris has an extensive technology background with significant experience in software and leading digital transformations. Alongside his various business and technology expertise, he serves as a member on the National Academy of Engineering, and a member of the Counsil of Foreign Relations. His deep technology background and current focus on data software and artificial intelligence provides valuable knowledge and relevant insight to the Board.

VOTE REQUIRED

Since this is an uncontested election (the number of nominees does not exceed the number of Director positions available), each nominee who receives the affirmative “for” vote from a majority of the votes cast by stockholders who are present or represented by proxy at the 2025 Annual Meeting of Stockholders and entitled to vote in the election of directors will be elected to serve as a director until the 2026 Annual Meeting of Stockholders.

BOARD RECOMMENDATION

The Board recommends that stockholders vote FOR each of its eight director nominees.

✓	FOR the election of each of our director nominees

2025 PROXY STATEMENT |	13

PROPOSAL 2: RATIFICATION OF

APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

OVERVIEW

The Audit Committee has appointed KPMG LLP, our independent registered public accounting firm since 1965, to examine our accounts and other records for the year ending December 31, 2025. This appointment is being presented to you for ratification at the 2025 Annual Meeting of Stockholders. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider KPMG LLP’s selection as the Company’s independent registered public accounting firm. KPMG LLP has no financial interest, direct or indirect, in us or any of our subsidiaries.

A representative of KPMG LLP is expected to be present at the 2025 Annual Meeting of Stockholders to make a statement if he or she desires and to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The following table shows the aggregate fees billed to us for the annual audit and the review of the interim financial statements and other services provided by KPMG LLP for fiscal years 2024 and 2023.

	2024	2023
Audit Fees(1)	$8,396,291	$12,366,827
Audit-Related Fees(2)	$413,174	$124,944
Tax Fees(3)	$70,645	$65,059
All Other Fees(4)	$—	$38,933
Total	$8,880,110	$12,595,764

(1)

Audit Fees consist of fees billed or to be billed for professional services rendered for the audit of our annual financial statements and the review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings.

(2)	Audit-Related Fees consist of fees billed for professional services rendered for assurance services in connection with other requirements outside of statutory and regulatory filings.

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning, both domestic and international. These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All Other Fees consist of fees billed for those services not captured in the audit, audit-related and tax categories.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm.

These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee when expedition of

14	| 2025 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

services is necessary, provided that the Chair must report any decisions to pre-approve to the full Audit Committee at its next scheduled meeting. All of the fees included under the categories “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee. None of these fees were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

VOTE REQUIRED

The affirmative “for” vote by a majority of the votes cast by stockholders who are present or represented by proxy at the 2025 Annual Meeting of Stockholders is required to approve this Proposal 2. Brokers are expected to be able to vote on this Proposal 2 without receiving express instruction from a beneficial owner. “Abstain” votes will have no impact on this Proposal 2.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of this Proposal 2.

✓	FOR Proposal 2

2025 PROXY STATEMENT |	15

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

OVERVIEW

As required by Section 14A of the Exchange Act and pursuant to Rule 14a-21(a) promulgated thereunder, we are providing our stockholders the opportunity to cast an advisory (non-binding) vote on the compensation paid to our named executive officers. While this is an advisory vote, and therefore not binding on us, the Board values the opinions of our stockholders. The People and Compensation Committee reviews the results of voting on this proposal and takes them into consideration when making future decisions regarding named executive officer compensation. Under current Board policy, the advisory vote for approval of named executive officer compensation occurs annually. After the 2025 Annual Meeting of Stockholders, the next such vote will occur at our 2026 Annual Meeting of Stockholders.

The “Compensation Discussion and Analysis” and “Executive Compensation Matters” sections of this Proxy Statement describe our executive compensation program in detail, as well as the decisions and rationale of our People and Compensation Committee in regard to that program. Our executive pay program is designed to enable us to attract, retain and motivate high quality executives who will provide us with dynamic leadership and are instrumental to our success. We emphasize performance-based variable pay by delivering a substantial portion of executive compensation opportunities through annual cash bonuses and long-term incentives and seek to provide total pay that is commensurate with our performance and competitive with our peer group. Accordingly, we are asking our stockholders to vote FOR the following resolution:

“RESOLVED, that the compensation of our named executive officers as disclosed pursuant to the compensation rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

VOTE REQUIRED

The affirmative “for” vote by a majority of the votes cast by stockholders who are present or represented by proxy at the 2025 Annual Meeting of Stockholders is required to approve this Proposal 3. “Abstain” votes and “broker non-votes” will have no impact on this Proposal 3.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of this Proposal 3.

✓	FOR Proposal 3

16	| 2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Our Board is committed to strong corporate governance principles and practices to ensure that the Board most effectively and efficiently serves in its oversight obligations. This section provides an overview of the current organization of the Board, its committees, responsibilities and other related topics and initiatives.

BOARD LEADERSHIP STRUCTURE

Since September 2023, the Board has separated the roles of Chair and Chief Executive Officer, and since that time Patrick J. Byrne has served as non-executive Chair of the Board.

The Board does not maintain a policy requiring the Chair to be a non-executive Board member, nor does it require the Chair and Chief Executive Officer roles to be separated. However, when the Chair is also an executive of the Company, the independent members of the Board have historically appointed a Lead Independent Director. The Lead Independent Director is selected among the Board’s independent directors and the role’s duties include, among others, presiding at all meetings of the Board at which the Chair is not present, presiding over executive sessions of the independent directors, and providing direction on agendas, schedules, and materials for Board meetings.

The Board will continue to periodically assess and adjust our leadership structure as needed in consideration of emerging corporate governance standards, market practices and our specific circumstances and needs.

BOARD AND DIRECTOR EVALUATION

In accordance with governance best practices and stock exchange requirements, the Nomination and Governance Committee authorizes our Board Chair to conduct an annual evaluation of the overall performance and effectiveness of the Board, and each Board committee annually conducts a live performance evaluation. The nature and format of the Board evaluation process is fluid and is structured in the fashion that is expected to provide the Board with the most useful and actionable information. In 2024, the Board conducted its evaluation through individual interviews with each director led by its Chairman of the Board and Chief Legal Officer and subsequently held a live discussion during which the Board discussed its performance, as well as its opportunities to further enhance its performance in the coming year.

BOARD MEETINGS AND EXECUTIVE SESSIONS

The Board held 5 regular meetings and 1 special meeting during 2024.

All of our directors attended 75% or more of the aggregate of all meetings of the Board and the Board committees on which they served in 2024 during the time they served on the Board or such Board committees.

In accordance with the NYSE’s corporate governance standards, our independent directors regularly meet in executive session without management present, generally following each regularly scheduled Board meeting. In addition, on occasion, our independent directors will meet in executive session prior to the start of or following a Board meeting. Since his appointment to the Board, Mr. Byrne, our non-executive Board Chair, has presided over these executive sessions. The executive sessions of each Board committee are overseen by the respective committee chair.

While we do not have a formal policy regarding directors’ attendance at the Annual Meeting of Stockholders, it is expected that all directors attend the Annual Meeting of Stockholders unless there are extenuating circumstances for non-attendance. Each director who was a director as of the 2024 Annual Meeting of Stockholders attended that meeting.

2025 PROXY STATEMENT |	17

CORPORATE GOVERNANCE

BOARD RISK OVERSIGHT

The Board and its committees collectively play an active role in overseeing management of our risks and in helping establish an appropriate risk tolerance for the Company. The Board oversees our risk strategy and effectiveness; however, management is responsible for identifying risks inherent in our business and implementing and supervising day-to-day risk management and mitigation. In addition to discussion of risk management with the full Board, the Board and the appropriate committees receive regular reports from our senior management on areas of material risk within the committee’s substantive focus, including operational, financial, strategic, compliance, cybersecurity, competitive, reputational, and legal and regulatory risks. The Board also meets with senior management as part of each Board meeting, and more frequently as needed, to discuss strategic planning, including the key risks inherent in our short- and long-term strategies. Senior management then provides the Board with periodic updates throughout the year with respect to these strategic initiatives and the impact and management of these key risks.

We also have robust internal dialogue among our operations, information security, technology, finance, compliance, treasury, tax, legal and internal audit departments, among others, whenever a potential risk arises. These discussions are escalated to our President and Chief Executive Officer, Chief Financial Officer, Corporate Controller, Chief Legal Officer, Chief People Officer, and/or Chief Information Security Officer, Vice President, Internal Audit and other Vice Presidents of our various divisions and regions, as appropriate, with open lines of communication among them, the Board’s committees, and the entire Board.

We believe that the Board’s approach and continued evaluation of its risk oversight enhances its ability to assess the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for the Company. We also believe that our Board leadership structure complements our risk management structure because it allows our independent directors to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

BOARD COMMITTEES AND COMPOSITION

The Board’s current standing committees are the Audit Committee, Nomination and Governance Committee, and People and Compensation Committee. Each committee’s members, its meetings during 2024, and its functions are described below. The Board reviews committee membership, charters and responsibilities every year and will do so again following the 2025 Annual Meeting of Stockholders.

AUDIT COMMITTEE*

Members:

Arthur F. Anton (Chair), Marjorie L. Bowen, Mark Gross, Maura A. Markus, David H. Naemura and Dr. Colin J. Parris.

Independence:

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference 5 times during 2024 and had informal communications with management, as well as with our independent auditors, at various other times during the year.

Contact:

auditchair@dieboldnixdorf.com

Committee Report: See page 63.

Primary Duties and Responsibilities:

•  Monitors the adequacy of our financial reporting process and systems of internal controls regarding finance, accounting and ethics and compliance.

•  Monitors the independence and performance of our independent auditors and performance and controls of our internal audit department.

•  Provides an avenue of communication among the independent auditors, management, the internal audit department and the Board.

•  Examines and discusses various issues pertaining to finance, treasury, investment, and insurance.

Financial Experts:

The Board has determined that each of Messrs. Anton, Gross, and Naemura, and Mses. Markus, and Bowen is an audit committee financial expert within the meaning of such term under Item 407(d)(5) of Regulation S-K.

*

This committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the Exchange Act). In October 2024, the Finance Committee of the Board was dissolved, with the Audit Committee assuming its responsibilities going forward.

18	| 2025 PROXY STATEMENT

CORPORATE GOVERNANCE

NOMINATION AND GOVERNANCE COMMITTEE

Members:

Mark Gross (Chair), Arthur F. Anton, Matthew J. Espe and Dr. Colin J. Parris.

Independence:

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference 4 times during 2024 and had informal communications with management at various other times during the year.

Contact:

bdgovchair@dieboldnixdorf.com

Primary Duties and Responsibilities:

•  Identifies potential director candidates consistent with criteria approved by the Board.

•  Makes recommendations to the Board to fill vacancies or consider the appropriate size of the Board.

•  Makes recommendations regarding corporate governance principles, the Board leadership structure and Board committee composition.

•  Leads Board and committee assessments.

•  Oversees director orientation and education, as described in “Director Orientation and Education” below.

•  Ensures Board oversight of our enterprise risk management process, securities policies and procedures, including cybersecurity, and of our environmental, social and governance program.

PEOPLE AND COMPENSATION COMMITTEE

Members:

Matthew J. Espe (Chair), Patrick J. Byrne, Maura A. Markus, David H. Naemura and Emanuel R. Pearlman

Independence:

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference 6 times during 2024 and had informal communications with management, as well as the committee’s independent compensation consultant, at various other times during the year.

Contact:

compchair@dieboldnixdorf.com

Committee Report: See page 29.

Primary Duties and Responsibilities:

•  Monitors and evaluates the general compensation philosophy of the Company.

•  Administers our executive compensation program as well as our benefit plans for all employees with the goals of ensuring that (a) the benefits and compensation practices of the Company are competitive and sufficient to attract, motivate and retain quality professional staff and (b) the Company’s compensation programs adhere to a “pay for performance” philosophy.

•  Oversees our equity plans (including reviewing and approving equity grants to executive officers).

•  Annually reviews and approves all pay decisions relating to executive officers.

•  Periodically reviews director compensation and makes recommendations to the Board with respect to such compensation.

•  Determines and measures achievement of corporate and individual goals, as applicable, by our executive officers under our short- (annual) and long-term incentive plans and makes recommendations to the Board for ratification of such achievements.

•  Oversees the development of executive succession plans and talent management policies and programs, as well as reviews measures of employee engagement and plans related to employee engagement.

•  Reviews proposed changes to any of our benefit plans, such as retirement plans, deferred compensation plans and 401(k) plans.

•  For additional discussion of the committee’s role, processes and procedures in connection with executive compensation, see “Compensation Discussion and Analysis—Role of the People and Compensation Committee” below.

2025 PROXY STATEMENT |	19

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE MATERIALS AVAILABLE ON OUR WEBSITE

Copies of the following documents, among others, are available on our investor relations website (investors.dieboldnixdorf.com) in the Governance section under the Policies and Charters tab:

•	Current charters for our Audit, Nomination and Governance, and People and Compensation Committees;

•	Our Categorical Independence Standards for Directors;

•	Our Corporate Governance Guidelines; and

•	Our Code of Business Ethics.

The Company’s website and the information contained therein or connected thereto are not intended to be incorporated by reference into this Proxy Statement.

For a discussion of our Insider Trading Policy, which prohibits hedging or pledging of our shares by our directors, officers and employees, see “Compensation Discussion and Analysis—Insider Trading Policy” below.

DIRECTOR INDEPENDENCE

The Board determined that each of our current directors, Patrick J. Byrne, Arthur F. Anton, Marjorie L. Bowen, Matthew J. Espe, Mark Gross, Maura A. Markus, David H. Naemura, Dr. Colin J. Parris and Emanuel R. Pearlman, has no material relationship with the Company and is independent under our director independence standards, the NYSE’s director independence standards, and the SEC’s independence requirements, as applicable and as currently in effect. In making these determinations, the Board considered the business, professional or familial relationships of each of the directors in 2024, including relationships between the Company and related entities where our directors also serve as directors (which relationships the Board considered as part of its determinations and concluded did not impair the independence of the respective director). Octavio Marquez does not satisfy these independence standards because he is employed by us as our President and CEO in addition to his role as director.

RELATED PERSON TRANSACTION POLICY

Pursuant to our director independence standards, discussed above, and our Corporate Governance Guidelines, we do not engage in transactions with non-employee directors or their affiliates if a transaction would cause an independent director to no longer be deemed independent, would present the appearance of a conflict of interest or is otherwise prohibited by law, rule or regulation. This includes, directly or indirectly, any extension, maintenance or renewal of an extension of credit to any of our directors. This prohibition also includes significant business dealings with directors or their affiliates, charitable contributions that would require disclosure in our proxy statement under the rules of the NYSE, and consulting contracts with, or other indirect forms of compensation to, a director. Any waiver of this policy may be made only by the Board and must be promptly disclosed to our stockholders.

In 2024, we did not engage in any related person transaction(s) requiring disclosure under Item 404 of Regulation S-K.

COMMUNICATIONS WITH DIRECTORS

The Company’s Board of Directors provides a process for stockholders to send communications to the Board. Stockholders and interested parties may communicate with our Audit, Nomination and Governance, and People and Compensation Committee Chairs by sending an email to the address provided in the applicable committee description above or with our non-employee directors as a group by sending an email to boardlogistics@dieboldnixdorf.com.

Communications may also be directed in writing to such person or group at Diebold Nixdorf, Incorporated, Attention: Corporate Secretary, 350 Orchard Avenue NE, P.O. Box 3077, North Canton, Ohio 44720. The independent members of the Board have approved a process for handling communications we receive that are addressed to non-employee members of the Board. Under that process, the Corporate Secretary will review all such communications and determine whether communications require immediate attention. The Corporate Secretary will forward communications, or a summary of communications, to the appropriate director or directors.

20	| 2025 PROXY STATEMENT

CORPORATE GOVERNANCE

CODE OF BUSINESS ETHICS

Our directors, executive officers and employees are required to comply with the policies and protocols concerning business ethics and conduct provided in our Code of Business Ethics. The Code of Business Ethics ties our core values to the ethical principles that guide our business decisions. The Code of Business Ethics also provides clear information on the resources available for directors, executive officers and employees to ask questions and report unethical behavior. All directors have received training specific to the Code of Business Ethics.

The Code of Business Ethics applies to us, including all of our domestic and international affiliates and subsidiaries. The Code of Business Ethics describes certain responsibilities that our directors, executive officers and employees have to the Company, to each other and to our global partners and communities. It covers many topics, including compliance with laws, including the Foreign Corrupt Practices Act and relevant global anti-corruption laws, conflicts of interest, protection of intellectual property and competitive and confidential information, as well as maintenance of a respectful and non-retaliatory workplace. The Code of Business Ethics also includes and links to our Conflicts of Interest Policy, which further details the requirements for our directors, officers and employees to avoid conflicts and disclose any potential conflicts, including conflicts that may result from related party transactions. In addition, our employees are required to report any conduct that they believe in good faith to be a violation of the Code of Business Ethics.

Our Audit Committee has procedures to receive, retain and evaluate complaints regarding accounting, internal financial controls or auditing matters, and to allow for the confidential and anonymous submission of concerns regarding questionable practices or potential violations of our policies, including the Code of Business Ethics.

PEOPLE AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our People and Compensation Committee during the year ended December 31, 2024 were Matthew J. Espe, Patrick J. Byrne, Maura A. Markus, David H. Naemura and Emanuel R. Pearlman. No member of the People and Compensation Committee is currently, or during the year ended December 31, 2024 was formerly, an officer or employee of the Company or any of its subsidiaries or affiliates. During the year ended December 31, 2024, no member of the People and Compensation Committee had a relationship that is required to be disclosed under Securities and Exchange Commission rules regarding related-party transactions. During the year ended December 31, 2024, none of the Company’s executive officers served on a board of directors or compensation committee (or a committee serving a similar function) of any entity that had one or more of its executive officers serving on the Company’s Board of Directors or the People and Compensation Committee.

DIRECTOR ORIENTATION AND EDUCATION

In August 2024, we onboarded two new directors. The onboarding process for each of our new directors included extensive one-on-one meetings between each new director and our executive leaders, travel to our facilities in Ohio to further engage with management and to visit our operations, and formal and informal Board meetings which, in addition to addressing substantive matters were intended to develop partnership and teamwork among the Board. As part of our onboarding efforts, we seek to educate new directors on the fiduciary and public company obligations of Board members, the history of our Company, our strategic plans, significant financial matters, organizational and operational overview, core values, ethics and compliance programs (including our Code of Business Ethics), corporate governance practices and other key policies and practices.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

As a global company, we are committed to protecting the environment, caring for our people and the communities in which we live and work, and continually enhancing our governance to ensure best practices in all we do as an organization. We strive to advance solutions and practices that are sustainable, equitable and best in class as a corporate citizen. Our ESG Report is available on our website at https://www.dieboldnixdorf.com/en-us/about-us/esg/. The Company’s website and the information contained therein or connected thereto are not intended to be incorporated by reference into this Proxy Statement.

2025 PROXY STATEMENT |	21

BENEFICIAL OWNERSHIP

BENEFICIAL OWNERSHIP OF SHARES

The table below sets forth the beneficial ownership of each person who has publicly reported ownership of more than 5% of the Company’s shares of common stock. To our knowledge, except for the stockholders listed below, no person beneficially owned more than five percent of our outstanding shares of common stock as of March 3, 2025. The information provided below was derived from reports filed with the SEC by the beneficial owners on the dates indicated in the footnotes below.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS(1)
Common Stock	Capital World Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	11,913,987(2)	31.66%
Common Stock	Millstreet Capital Management LLC, et al. 545 Boylston Street, 8th Floor Boston, MA 02116	6,027,361(3)	16.02%
Common Stock	Hein Park Capital Management LP, et al. 888 Seventh Avenue, 41st Floor New York, NY 10019	2,231,152(4)	5.93%
Common Stock	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	2,137,790(5)	5.68%
Common Stock	Beach Point Capital Management LP, et al. 1620 26th Street, Suite 6000n Santa Monica, CA 90404	2,043,666(6)	5.43%

(1)

The percentages reported in this column for each of the holders of more than 5% of the Company’s shares of common stock are based on the Company’s 37,628,705 outstanding shares of common stock on March 3, 2025.

(2)

Based solely upon information contained in the Form 4 filed on February 10, 2025 by Capital World Investors (“CWI”). CWI is a division of Capital Research and Management Company, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited. CWI’s divisions of each of the aforementioned investment management entities collectively provide investment management services under the name “Capital World Investors.” CWI reported that as of February 10, 2025, it is the investment adviser to certain investment advisory clients or discretionary accounts which hold 355,711 shares of common stock. CWI also has voting and investment control with respect to an additional 11,558,276 shares of common stock held by other CWI investment advisory clients but has no pecuniary interest in such shares of common stock.

(3)

Based solely upon information contained in the Schedule 13D/A filed jointly by Millstreet Capital Management LLC, et al. on May 24, 2024. Millstreet Capital Management LLC, in addition to Brian D. Connolly and Craig M. Kelleher, also named reporting persons on the Schedule 13D/A, reported that as of May 24, 2024 each had shared voting and shared dispositive power over 6,027,361 shares of common stock. Mr. Connolly and Mr. Kelleher are Managing Members of Millstreet Capital Management LLC. Shares reported for Messrs. Connolly and Kelleher represent the above referenced shares reported with respect to Millstreet Capital Management LLC. Messrs. Connolly and Kelleher disclaim beneficial ownership of the shares reported except to the extent of their pecuniary interest therein.

(4)

Based solely upon information contained in the Schedule 13D/A filed jointly by Hein Park Capital Management LP, et al. on October 22, 2024. Hein Park Capital LP (“Hein Park”), in addition to Hein Park Capital Management GP LLC (“Hein Park GP”) and Courtney W. Carson, also named reporting persons on the Schedule 13D/A, reported that as of October 22, 2024 each had shared voting and shared dispositive power over 2,231,152 shares of common stock. Hein Park serves as the investment manager of certain investment funds (collectively, the “Hein Park Funds”) that hold the shares reported, and in its capacity as investment manager of the Hein Park Funds, Hein Park has voting and dispositive power over the shares held by the Hein Park Funds. Hein Park GP serves as the general partner of, and in such capacity controls, Hein Park, and Hein Park GP is managed and controlled by Carson.

(5)

Based solely upon information contained in the Schedule 13G filed by BlackRock, Inc., et al. on November 8, 2024. BlackRock, Inc. (“BlackRock”) reported that as of November 8, 2024, it beneficially owned 2,137,790 shares of common stock, of which it had sole voting power over 2,096,374 and sole dispositive power over 2,137,790 shares.

(6)

Based solely upon information contained in the Schedule 13D/A filed jointly by Beach Point Capital Management, et al. on October 2, 2024. Beach Point Capital Management and Beach Point GP LLC, also a named reporting person on the Schedule 13D/A, reported that, as of October 2, 2024, each had shared voting and shared dispositive power over 2,043,666 shares of common stock.

22	| 2025 PROXY STATEMENT

BENEFICIAL OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows the beneficial ownership of the Company’s shares of common stock, including those shares that individuals have a right to acquire (for example, through exercise of options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by (1) each director and nominee, (2) each of our named executive officers, and (3) all directors and executive officers as a group as of March 3, 2025.

DIRECTORS AND NOMINEES	SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)(2)	STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS	PERCENT OF CLASS
Arthur F. Anton	20,000	20,000	*
Marjorie L. Bowen	2,290	20,000	*
Patrick J. Byrne	—	25,000	*
Matthew J. Espe	—	20,000	*
Mark Gross	—	20,000	*
Maura A. Markus	—	—	*
David H. Naemura	—	20,000	*
Dr. Colin J. Parris	—	—	*
Emanuel R. Pearlman	—	20,000	*
Named Executive Officers:			*
Octavio Marquez Director, President and Chief Executive Officer	34,070	—	*
Thomas S. Timko Executive Vice President and Chief Financial Officer	11,784	—	*
Jonathan Myers Executive Vice President, Global Banking	5,709	—	*
Frank Baur Executive Vice President, Operational Excellence	15,025	—	*
Ilhami Cantadurucu Executive Vice President, Global Retail	2,789	—	*
James Barna Former Executive Vice President and Chief Financial Officer	1,479	—	*
All Current Directors and Current Executive Officers as a Group (15)	98,480	145,000	*

*	Less than 1%

(1)

Beneficial ownership excludes unvested RSUs that will not vest within 60 days of March 3, 2025. The number of unvested RSUs held for each current non-employee director are as follows: Mr. Anton, 30,000; Ms. Bowen, 30,000; Mr. Espe, 30,000; Mr. Gross, 30,000; Ms. Markus, 3,196; Mr. Naemura, 30,000; Dr. Parris, 3,165, and Mr. Pearlman, 30,000; and the following amounts for each NEO: Mr. Marquez, 160,705; Mr. Timko, 56,708; Mr. Myers, 33,061; Mr. Baur, 22,847; and Mr. Cantadurucu, 21,021.

(2)

Director amounts do not include shares deferred by our non-employee directors under the Deferred Compensation Plan No. 2 for Directors. The amounts of such deferred shares are: Ms. Bowen, 10,000; Mr. Byrne, 10,000; Mr. Espe, 10,000; Mr. Gross, 10,000; Mr. Naemura, 10,000; and Mr. Pearlman, 10,000.

2025 PROXY STATEMENT |	23

BENEFICIAL OWNERSHIP

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the Equity Compensation Plan Information of the Company for year ending December 31, 2024.

	# OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS. (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)(1)	# OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMP. PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)). (C)
Equity comp. plans not approved by security holders	—	—	—
Equity comp. plans approved by security holders(2)
Stock options	1,109,057	$31.58	N/A
Restricted stock units	554,806	N/A	N/A
Total	1,663,863	$31.58	600,000

(1)	Only applicable to stock options.

(2)

All shares covered by the Company’s 2023 Equity and Incentive Plan (the “2023 Plan”) are being treated as approved by stockholders based on the approval by the Company’s stockholders of the amendment to the 2023 Plan on December 24, 2023. The 2023 Plan was previously approved by the Bankruptcy Court in connection with the Company’s emergence from restructuring in 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our shares of common stock, to file with the SEC reports of ownership of our securities on Form 3 and changes in reported ownership on Form 4 or Form 5, as applicable. Such directors, executive officers and greater than 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the reports furnished to us, or written representations from reporting persons that all other reportable transactions were reported, we believe that during the year ended December 31, 2024, all of our directors, executive officers and greater than 10% stockholders timely filed all reports they were required to file under Section 16(a).

24	| 2025 PROXY STATEMENT

COMPENSATION OF DIRECTORS

Director compensation is determined by the Board at the recommendation of the People and Compensation Committee. With respect to the Company’s non-employee directors, it is our goal to provide directors with fair and competitive compensation that also enhances their alignment with the interests of our stockholders. Each non-employee director may receive equity awards under our Diebold Nixdorf, Incorporated 2023 Equity and Incentive Plan (the “2023 Plan”). Historically, we have aimed to provide a balanced mix of cash and equity compensation to our directors that targets the directors’ total pay at the median of a peer group of companies in similar industries and of comparable size and revenue. This peer group is the same group used by our People and Compensation Committee for benchmarking executive compensation, which is discussed in more detail below in “Role of Peer Companies and Competitive Market Data” under “Compensation Discussion and Analysis.” A director may elect to defer receipt of all or a portion of his or her compensation pursuant to the Deferred Compensation Plan No. 2 for Directors, as amended.

2024 DIRECTOR COMPENSATION PROGRAM

Cash retainers for directors are fixed at an annual rate of compensation, but are paid to the directors in equal, quarterly installments. The fees for a director who joins or leaves the Board or assumes additional responsibilities during the year are pro-rated for his or her period of actual service.

Our non-employee directors receive a cash retainer at an annual rate of $100,000. Our non-executive Chairman of the Board receives an additional cash retainer at an annual rate of $100,000. In addition, non-employee directors who serve as the chair for a Board committee will receive an additional annual cash retainer at an annual rate of $25,000 for each chair role. Directors do not receive an additional cash retainer for service on a committee (other than as Chair).

Additionally, non-employee directors receive an annual restricted stock unit grant having an aggregate grant date value equal to $200,000. However, no non-employee director who received the 2023 director emergence grants (described below) will be eligible to receive an annual restricted stock unit grant until the 2023 director emergence grants have fully and completely vested.

2023 DIRECTOR EMERGENCE GRANTS

In connection with the Company’s reorganization in August 2023, the Company awarded certain RSUs and options to its directors at the time. Following emergence from the reorganization process, in December 2023 the Company awarded a one-time grant of 40,000 restricted stock units (“RSUs”) to each non-employee director. This grant approximated $1,160,000 in value at the time of grant. Each RSU award provides for dividend equivalent rights, which permits the director to receive, on the RSU settlement date, the aggregate cash value of all dividends that were paid to holders of Company common stock during the vesting period of the RSUs. Additionally, the Company awarded each non-employee director a one-time option grant covering 80,000 shares of common stock at an aggregate grant date fair value of $1,162,400 and awarded the non-executive Chairman of the Board a one-time option grant of 100,000 shares of common stock at an aggregate grant date fair value of $1,453,000. These RSUs and options vest in equal annual installments over a four-year period and were intended to provide the directors with a significant performance incentive and a direct connection to our stockholders by providing the directors with a significant four-year equity stake in the Company at once, rather than by providing annual equity grants over the next four years.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board has adopted ownership guidelines to align with the practices of our peer group (discussed further below under “Role of Peer Companies and Competitive Market Data” under “Compensation Discussion and Analysis”) which are intended to build share ownership among non-employee directors and ensure that their long-term economic interests are aligned with those of other stockholders. Each non-employee director is expected to own shares of common stock of the Company valued at least five times his or her annual cash retainer. Both unvested and deferred shares and shares of Company common stock owned outright are counted toward achievement of the guidelines.

2025 PROXY STATEMENT |	25

COMPENSATION OF DIRECTORS

2024 DIRECTOR COMPENSATION

The following table details the compensation of our non-employee directors for 2024:

NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS ($)		TOTAL ($)
Arthur F. Anton	125,000	—		125,000
Marjorie L. Bowen	125,000	—		125,000
Patrick J. Byrne	200,000	—		200,000
Matthew J. Espe	125,000	—		125,000
Mark Gross	125,000	—		125,000
Maura A. Markus(2)	41,667	118,348	(3)	160,143
David H. Naemura	100,000	—		100,000
Dr. Colin J. Parris(2)	41,667	121,979	(3)	163,646
Emanuel R. Pearlman	100,000	—		100,000

(1)	Reports the amount of cash compensation, including Board retainer amounts and committee chair fees, earned or paid in 2024, as described above.

(2)	Each of Ms. Markus and Dr. Parris joined the Board in August 2024 and accordingly each received a pro-rated annual cash retainer beginning on their date of election.

(3)

Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 for restricted stock units granted to our non-employee directors in 2024. Ms. Markus received 3,196 restricted stock units having an aggregate value of $133,333 upon her election to the Board on August 6, 2024, with a grant date fair value per share based on the closing price per share of Company common stock on the New York Stock Exchange on that date of $37.03. Dr. Parris received 3,165 restricted stock units having an aggregate value of $133,333 upon his election to the Board on August 2, 2024, with a grant date fair value per share based on the closing price per share of Company common stock on the New York Stock Exchange on that date of $38.54.

26	| 2025 PROXY STATEMENT

IDENTIFYING AND EVALUATING

DIRECTOR NOMINEES

We elected two new directors during 2024: Maura A. Markus and Dr. Colin J. Parris, who have been serving as directors since August 2024. Patrick J. Byrne, Matthew J. Espe, Mark Gross and David H. Naemura have been serving as directors since September 2023. Arthur F. Anton was elected to the Board at the 2019 Annual Meeting of Stockholders. We believe our directors bring a wide array of thoughts, backgrounds, skills, experiences and expertise to the boardroom.

IDENTIFICATION AND EVALUATION OF DIRECTOR NOMINEES

The Nomination and Governance Committee considers many methods for identifying and evaluating potential director nominees, establishes plans for any anticipated vacancies, and regularly reviews the appropriate size and makeup of the Board. When vacancies arise or are anticipated, the Nomination and Governance Committee considers candidates identified in a variety of ways. Candidates may be introduced to the Nomination and Governance Committee through current Board members, professional search firms, stockholders or other persons. We also periodically engage with stockholders for their input and views regarding our Board’s succession planning.

The Nomination and Governance Committee also considers stockholder nominations for candidates for the Board. Following verification that a stockholder’s candidates have been properly submitted in accordance with our Bylaws and applicable law, these recommendations are considered by the Board Nomination and Governance Committee at regularly scheduled meetings.

In evaluating nominees for director, including the re-nomination of continuing directors, the Nomination and Governance Committee considers many factors in order to maintain and strengthen the talent and capabilities of the Board and its committees, consistent with our Corporate Governance Guidelines and other criteria established by the Board. The Nomination and Governance Committee’s objective is to create a well-balanced Board that combines broad business and industry experience with comprehensive background characteristics and professional viewpoints. Together, these considerations enable us to appropriately pursue our strategic objectives domestically and abroad.

Qualifications for Board service have not otherwise been reduced to a checklist of specific standards or minimum qualifications, skills or qualities. Rather, the Nomination and Governance Committee decides which nominees to recommend based on the facts and circumstances at the time. Applicable considerations for new nominees or for directors potentially standing for re-election include:

•

whether the candidate has demonstrated a high level of performance in his or her service as a director of a public company, including with respect to the performance of our directors standing for re-election;

•

whether the addition of the candidate to the Board would result in an appropriate balance between directors who have deep experience and understanding of the Company and its businesses and directors bringing new perspectives to the Company;

•	whether the expertise and contributions of existing Board members will assist the Company as it continues its turnaround efforts;

•	whether the Nomination and Governance Committee is currently looking to fill a new position created by an expansion of the number of directors, or an existing or anticipated vacancy;

•	whether the current composition of the Board is consistent with the criteria described in our Corporate Governance Guidelines;

•

whether the candidate possesses qualifications that are generally the basis for selection of candidates to the Board, including the candidate’s applicable experience and skill set in order to support the current and future needs of the Company;

•	whether the candidate would enhance the Board across a variety of dimensions, including experience, background, qualifications, technical expertise and other characteristics; and

•	whether the candidate would be considered independent under the rules of the SEC, NYSE and our categorical director independence standards.

Of particular interest in recent searches were individuals with experience in the banking and technology sectors.

The full Board is responsible for the final approval of any director nominee. The Nomination and Governance Committee believes that each of our nominees for director satisfies the qualifications described above and brings valuable experience, skills and qualifications to the Board. Detailed information about the background, experience and qualifications for each of our director nominees is provided in Proposal 1: Election of Directors.

2025 PROXY STATEMENT |	27

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

STOCKHOLDER NOMINEES

POLICY & PROCEDURE

The policy of the Nomination and Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described above under “Identification and Evaluation of Director Nominees.” In evaluating stockholder nominations, the Nomination and Governance Committee considers whether the nominee will contribute to the balance of knowledge, experience and capability of the Board and is able to satisfy the membership criteria set forth above.

The Nomination and Governance Committee will consider any stockholder nominations for director that are properly proposed and meet the requirements set out in our Bylaws, which include but are not limited to:

•

complete information as to the identity and qualifications of the proposed nominee, including: the name and address of the nominee; any arrangements between the nominee and other persons pursuant to which the nomination is to be made; present and prior business and/or professional affiliations, education and experience, particular fields of expertise; and class and stock ownership information, including a representation that the stockholder is a holder of record; or any other information that would be required to be included in a proxy statement;

•	an indication of the nominee’s consent to serve as a director of the Company if elected;

•	certain representations from the nominating stockholder; and

•	whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares entitled to vote that are required to elect a nominee.

Stockholder nominations should be addressed to Diebold Nixdorf, Incorporated, Attention: Corporate Secretary, 350 Orchard Avenue NE, P.O. Box 3077, North Canton, Ohio 44720. For important additional information related to proposal requirements, including requirements concerning the timing of stockholder nominations, see “Stockholder Proposals” below.

PROXY ACCESS

Our Bylaws provides for proxy access, which allows a stockholder, or a group of up to 20 stockholders in the aggregate, who or which has owned 3% or more of our outstanding shares of common stock continuously for at least three years, to nominate director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. Nominees who are submitted by stockholders (or groups) meeting the proxy access requirements and who themselves meet the requirements specified in our Bylaws will be included in our proxy materials for consideration by our stockholders at the applicable stockholder meeting.

28	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

PEOPLE AND COMPENSATION COMMITTEE REPORT

The People and Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” below. Based on its review and discussions, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.

The foregoing report was submitted by the People and Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

The People and Compensation Committee:

Matthew J. Espe, Chair

Patrick J. Byrne

Maura A. Markus

David H. Naemura

Emanuel R. Pearlman

COMPENSATION DISCUSSION AND ANALYSIS

Our People and Compensation Committee, or the “Committee,” has oversight responsibility for the development and administration of our executive compensation policies and programs. This Compensation Discussion and Analysis, or “CD&A,” provides an overview of the Committee’s compensation philosophy and practices and describes the material components of and decisions regarding our executive pay program for 2024. This CD&A focuses on the following individuals who have been identified as our named executive officers, or “NEOs,” for 2024.

NAMED EXECUTIVE OFFICER	TITLE

Octavio Marquez	President and Chief Executive Officer

Thomas S. Timko	Executive Vice President and Chief Financial Officer(1)

Jonathan Myers	Executive Vice President, Global Banking

Frank Baur	Executive Vice President, Operational Excellence(2)

Ilhami Cantadurucu	Executive Vice President, Global Retail

James Barna	Former Executive Vice President and Chief Financial Officer(3)

(1)	Mr. Timko assumed the role of Executive Vice President and Chief Financial Officer of the Company as of May 17, 2024.

(2)	Mr. Baur assumed the role of Executive Vice President, Operational Excellence of the Company on January 15, 2024.

(3)	Mr. Barna served as Executive Vice President and Chief Financial Officer of the Company until May 16, 2024 and departed the Company on December 31, 2024.

2025 PROXY STATEMENT |	29

EXECUTIVE COMPENSATION MATTERS

To assist stockholders in finding important information, this CD&A is organized as follows:

30	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

2024 YEAR IN REVIEW

We are pleased to have delivered a strong financial performance during 2024, demonstrating our continued commitment to providing best-in-class solutions to meet our customers’ complex needs and to enhancing long-term shareholder value. Our performance was driven by our successful implementation of significant operational improvements, our continued disciplined approach to capital allocation, debt repayment, and balance sheet management, and our strategic advances in the Retail and Banking sectors. Through this approach, we generated the Company’s highest free cash flow in nearly ten years, repaid $338 million of debt, received credit rating and outlook upgrades from Moody’s Ratings and S&P Global Ratings, and established a strong foundation for long-term growth.

During the year, we renewed our commitment to operational excellence across the Company. We conducted Shingijutsu Kaizen events at our manufacturing facilities which enabled us to identify and execute on opportunities for process improvement. As a result, we implemented lean operating principles which have helped us to reduce waste and drive efficiency. Throughout our mission to revamp our operations, our team has displayed remarkable resilience in overcoming challenges and pursuing continuous improvement.

During 2024, we also realized meaningful strategic achievements across both our Banking and Retail businesses. With respect to our Banking business, we secured significant deals with key customers and expanded our market presence in several emerging markets, including through (i) an agreement for new DN Series® ATMs and three years of services with one of the top three U.S. banks; (ii) a deal with a leading bank in Western Europe for DN Series® multifunction ATMs and a five-year managed services agreement, valued at more than $20 million; and (iii) major contracts in Brazil, the Middle East, and the Asia-Pacific region as financial institutions around the world continue to invest in their self-service channels by recycling ATMs and executing supporting service agreements.

Despite facing various macroeconomic challenges over the year we reinforced our position as a leader in self-checkout and self-service kiosk technology and related services. To that end, we (i) executed a nearly $10 million agreement with a major U.K.-based retailer to provide installation and maintenance services as well as self-checkout and kiosk technology; (ii) closed a deal valued at more than $9 million to provide various store and SCO technology to a global grocery store chain; and (iii) entered into other significant contracts with leading QSR brands. As the sector continues to stabilize in 2025, we anticipate increased growth of our Retail business.

In keeping with the Compensation Committee’s commitment to ensuring that our executive compensation program closely aligns NEO compensation with Company performance, our NEOs earned incentives under both our annual incentive plan and long-term incentive plan for 2024. We believe that the incentives earned appropriately reward our NEOs and reflect the Company’s overall compensation philosophy. See the chart below and the discussion under the heading “2024 Compensation Elements” for further details.

As part of our dedication to maximizing shareholder value, our Board of Directors authorized a new share repurchase program whereby the Company may repurchase up to $100 million in shares of our common stock. We intend to further enhance shareholder value in 2025 by continuing to focus on the complexities underlying our customers’ needs amid a rapidly evolving macroeconomic climate and adapting our processes and offerings so that we can continue providing innovative solutions which our customers turn to time and time again.

2025 PROXY STATEMENT |	31

EXECUTIVE COMPENSATION MATTERS

2024 COMPENSATION ELEMENTS

ELEMENT AND PRIMARY PURPOSE	KEY CHARACTERISTICS

Base Salary To compensate the executive fairly and competitively for the responsibility level of the position.	Fixed compensation component. Base salaries were held flat for 2024, except that Mr. Timko’s compensation was set at $685,000 in connection with his appointment as the Company’s Chief Financial Officer, and Mr. Baur’s compensation was set at CHF 490,000 (or approximately $556,787 on an as converted to USD basis) upon his appointment as Executive Vice President, Operational Excellence.

Annual Incentive Plan To motivate and reward organizational achievement of financial objectives and to attract key talent.	Variable compensation component. The performance metrics for the 2024 annual incentive plan were: • Constant Currency Revenue (20%) • Non-GAAP Operating Profit (40%) • Unlevered Free Cash Flow (40%)

Long-Term Incentives

To promote alignment between executives’ and stockholders’ interests, to reinforce long-term value creation, to attract key talent to the Company, and to provide a balance of long-term incentive structures, comprised of the following elements:

Variable compensation component. Reviewed and granted each year, with incentives being earned in later years based on performance over multi-year performance periods and continued service.

Performance Cash Awards To motivate strong long-term sustained profitability as a compliment and in alignment with our Annual Incentive Plan metrics.	Performance-based grant rewarding executives for achieving financial over a three-year performance measurement period.

Restricted Stock Units Awards To promote executive retention.	Time-based grant, vesting in shares of Company common stock in three equal, annual installments on the anniversary date of the grant.

Emergence Grants To incentivize and reward significant Company growth and performance following restructuring and emergence from restructuring proceedings in 2023.	Variable, one-time compensation component, predominately in the form of a performance-based vehicle tied to rigorous stock price hurdles.

Performance-Based Option Awards To incentivize significant improvements in the Company’s valuation and stock price performance	Options vesting over four years, subject to three price hurdles that much be achieved during the four-year vesting period, divided into three tranches (40%, 30% and 30%) that vest based upon the achievement of rigorous stock hurdles.

Four-Year Restricted Stock Unit Awards To re-establish each executive’s level of equity participation following forfeitures in 2023 and to further foster long-term alignment	Subject to four-year ratable vesting (25% each year).

Health/Welfare Plan and Retirement Benefits To provide competitive benefits promoting employee health and productivity and support financial security.	Fixed compensation component.

Limited Perquisites and Other Benefits To provide limited business-related benefits, where appropriate.	Fixed compensation component.

Change in Control Protection

To provide management continuity in event of actual or threatened change in control and to bridge the executive to future employment if terminated following a change in control of the Company.

Fixed compensation component; only paid if the executive’s employment is terminated other than for “cause” or the executive resigns for “good reason”, in either case following a change in control of the Company.

Severance Protection To provide reasonable support to an executive who is terminated for reasons beyond his or her control.	Fixed compensation component; only paid if the executive’s employment is terminated for reasons other than for “cause” or the executive resigns for good reason outside of the context of a change in control of the Company.

32	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

BASE SALARIES

Base salary is intended to compensate the executive fairly and competitively for the responsibility and scope of the position. The Committee reviews the salaries of our NEOs annually against competitive market data. The Committee considers a combination of competitive market data, individual and Company performance, internal equity considerations, promotions, and the NEO’s specific responsibilities when determining whether a salary adjustment is warranted and the amount of the adjustment.

For 2024, the Committee approved the following base salaries for each of the NEOs:

NAME	2024 BASE SALARY		% INCREASE OVER 2023 SALARY

Octavio Marquez	$850,000		—%

Thomas Timko	$685,000		(1)

Jonathan Myers	$550,000		—%

Frank Baur	CHF490,000	(2)	(3)

Ilhami Cantadurucu	£375,000	(4)	—%

James Barna	$500,000		—%

(1)	Mr. Timko’s salary was established upon his hire by the Company on May 17, 2024.

(2)	Mr. Baur’s salary is paid in Swiss Francs. His USD equivalent salary was approximately $556,787 based on an average Swiss Franc to U.S. Dollar exchange rate for 2024 of 1:1.1363.

(3)	Mr. Baur’s salary was established upon his hire by the Company on January 15, 2024.

(4)

Mr. Cantadurucu’s salary is paid in Great Britain Pounds. His USD equivalent salary was approximately $480,150 based on an average Great Britain Pounds to U.S. Dollar exchange rate for 2024 of 1:1.2804.

ANNUAL INCENTIVE PLAN

All NEOs are eligible to participate in our annual incentive plan, a performance-based cash incentive program.

Compensation Opportunities

Early in each fiscal year, the Committee approves target annual incentive opportunities (based on a specified percentage of base salary) for each NEO, as well as threshold and maximum opportunities. For 2024, NEOs would earn the threshold and maximum opportunity upon achieving between 90% and 115% of the target objective, except that the Committee set a narrower opportunity band for the Revenue performance objective of 97% at threshold and 105% at maximum to reflect the importance of hitting plan in the first year after restructuring and to ensure no payment would be paid for this metric if performance fell below prior-year actual results.

Depending upon the level of achievement against the performance objectives for the annual incentive plan, the cash incentives ultimately paid to an NEO may range from 0% to 150% of the target opportunity. Compensation opportunities under the annual incentive plan could not exceed 150% of the target opportunity in 2024. These awards are subject to our Clawback Policy, as discussed in the “Other Compensation Policies” section below.

2025 PROXY STATEMENT |	33

EXECUTIVE COMPENSATION MATTERS

For 2024, the Committee did not make any year-over-year changes to the target opportunities (as a percentage of base salary) for any NEO, including Mr. Marquez, other than adjustments for individuals assuming new or expanded roles within the organization. Accordingly, the Committee approved the following compensation opportunities for the NEOs under the 2024 annual incentive plan:

NAME	TARGET INCENTIVE (% OF SALARY)	PAYMENT OPPORTUNITIES AT:
		THRESHOLD	TARGET	MAXIMUM

Octavio Marquez	120%	$510,000	$1,020,000	$1,530,000

Thomas Timko	120%	$411,000	$822,000	$1,233,000

Jonathan Myers	100%	$275,000	$550,000	$825,000

Frank Baur	100%	$288,525	$577,051	$865,576

Ilhami Cantadurucu	100%	$240,075	$480,150	$720,225

James Barna	100%	$250,000	$500,000	$750,000

Plan Design and Outcomes

The 2024 annual incentive plan, designed by the Committee, focused on three important drivers of Company performance — Constant Currency Revenue (20% of the bonus opportunity), Non-GAAP Operating Profit (40% of the bonus opportunity, referred to as Non-GAAP OP), and Unlevered Free Cash Flow (40% of the bonus opportunity, referred to as UFCF). Successful achievement against these metrics funds the annual incentive plan pool for the entire Company (including for non-NEOs), from which individual bonuses would be paid. A Constant Currency Revenue performance objective incentivizes top-line growth and manufacturing efficiency, Non-GAAP OP serves as a barometer for overall profitability and future liquidity and serves to balance against a revenue-at-all costs approach, and UFCF incentivizes efficient conversion of the Company’s profitability to cash.

The following table shows the performance objectives set for each of the metrics included in the 2024 annual incentive plan, as well as the resulting achievement against those objectives as certified by the Committee.

METRIC		PERFORMANCE REQUIRED			ACTUAL RESULT	METRIC ACHIEVEMENT (% OF	PAYOUT % AT ACHIEVEMENT	WEIGHTED PAYOUT %
	WEIGHT	THRESHOLD	TARGET	MAXIMUM		TARGET)
Constant Currency Revenue	20%	$3.739 billion	$3.810 billion	$4.001 billion	$3.753 billion	98.5%	59.86%	11.97%
Non-GAAP OP(1)	40%	$340.2 million	$378.0 million	$434.7 million	$389 million	102.91%	109.70%	43.88%
UCFC	40%	$225 million	$250.0 million	$287.5 million	$258.2 million	103.28%	110.93%	44.37%
							Total	100.22%

(1)

The threshold, target, and maximum amounts, and the amount reported as the actual result, for Non-GAAP OP excludes the amortization of fair valued assets recognized in connection with Fresh Start Accounting for consistency with the methodology employed by the Committee when setting targets and evaluating performance. Accordingly, the actual result reported for Non-GAAP OP above does not correspond to Non-GAAP OP as reported in the Company’s earnings release for its 2024 fiscal fourth quarter dated February 12, 2025, or the amount reported for Non-GAAP OP in the Company’s 2024 Pay Versus Performance table in this proxy statement.

34	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

The Named Executive Officers achieved a weighted payout of 100.22% of target. Accordingly, the Named Executive Officers earned the annual incentives set forth in the table below:

NAME	EARNED INCENTIVE

Octavio Marquez	$1,022,244

Thomas Timko	$ 823,808

Jonathan Myers	$ 551,210

Frank Baur	$ 522,802

Ilhami Cantadurucu	$ 473,191

James Barna	$ —(1)

(1)

Mr. Barna separated from the Company on December 31, 2024, and received payments in respect of the annual incentive plan pursuant to his Separation Agreement and Release. See page 55 of this proxy statement for more information.

2024 LONG-TERM INCENTIVES

The Committee granted long-term incentives to the NEOs through two vehicles: performance cash awards and restricted stock unit awards.

2024 Compensation Opportunities

During the first quarter of each fiscal year, the Committee approves an aggregate target long-term incentive opportunity (generally based on a specified percentage of base salary) for each NEO. To determine the aggregate long-term incentive target opportunity levels for our NEOs, the Committee considers competitive market data, potential future contributions to our business, internal equity, and management’s recommendations. The following table summarizes the aggregate target long-term incentive opportunities set for each of the NEOs for 2024.

NAME	TARGET LONG-TERM OPPORTUNITY (% OF SALARY)		TARGET LONG-TERM OPPORTUNITY ($, CHF OR £)

Octavio Marquez	617.65	%(1)	$5,250,000

Thomas Timko	300%		$2,055,000

Jonathan Myers	187.5%		$1,031,250

Frank Baur	137.5%		CHF673,750

Ilhami Cantadurucu	137.5%		£515,625

James Barna	125%		$625,000

(1)

Consistent with the structure of Mr. Marquez’s original offer letter, the Committee sets Mr. Marquez’s LTIP opportunity based on an absolute dollar value, rather than as a percentage of base salary as with the other NEOs.

Consistent with the Committee’s typical cadence for making compensation decisions, long-term incentives were granted to the NEOs in March 2024, 50% in the form of performance cash awards subject to a three-year performance measurement period, and 50% in the form of restricted stock units, subject to three-year ratable vesting. We believe a weight of 50% for the performance component of the long-term incentive promotes strong alignment between our NEOs’ pay outcomes, our stockholders’ experience as holders of our shares of common stock and promotes the achievement of specific long-term outcomes for the Company.

2025 PROXY STATEMENT |	35

EXECUTIVE COMPENSATION MATTERS

Grant of 2024-2026 Performance Cash Awards (50% of 2024 Long-Term Incentive Grant)

In March 2024, the Committee granted performance cash awards to the NEOs covering a three-year performance period beginning on January 1, 2024 and concluding on December 31, 2026. The Committee granted performance cash awards to the NEOs to link a significant portion of compensation to the achievement of the Company’s key, long-term financial goals. Performance against these objectives can result in an NEO earning more (or less) cash than the target cash award granted to the NEO. The Committee believed it was prudent to grant performance cash awards in lieu of stock-based performance share units in order to reduce the Company’s overall equity-based burn rate in 2024, particularly given that other long-term incentive awards (such as the grants made in connection with the Company’s emergence from restructuring) were made in equity-based vehicles.

For 2024, the Committee returned to a comprehensive three-year performance period for the performance-based component of the long-term incentive program (as opposed to three one-year performance periods as established for the performance cash awards granted in 2023). The Committee established two performance objectives, Cumulative EBITDA (comprising 75% of the award) and Cumulative Revenue (comprising 25% of the award), with performance to be measured over the entire three-year period.

Grant of 2024 Restricted Stock Unit Awards (50% of 2024 Long-Term Incentive Grant)

Restricted Stock Units provide NEOs with a direct incentive for building shareholder value remaining with the Company over the long-term, while helping the NEOs establish and maintain robust share ownership positions. These awards are subject to our other compensation policies generally, such as our Clawback Policy, as discussed in “Other Compensation Policies” below.

To determine the number of RSUs granted to our NEOs each year, the Committee considers competitive market data, individual performance, potential future contributions to our business, internal equity, and management’s recommendations (for roles other than their own). An NEO generally only receives the full amount of these RSUs if he or she remains employed with the Company until all vesting periods for the RSU have completed. The Committee determined that 2024 RSU grants would vest in three equal, annual installments on the anniversary of the grant.

LONG-TERM INCENTIVE PROGRAMS EARNED OR VESTED IN 2024

Payment of 2023 Deferred Cash Awards

In March 2023, the NEOs were granted deferred cash awards. The deferred cash awards were designed to mirror the retentive and compensatory aspects of restricted stock units but pay out in cash. The grants were provided as cash-based awards, rather than stock-based awards, given the Company’s stock price at the time of grant and the significant impact the awards would have on the availability of shares under the Company’s then-current equity incentive plan. The 2023 deferred cash awards vest in three equal installments on each anniversary of the grant date, March 28, 2023. During 2024, the following amounts vested under these awards:

NAME (1)	AMOUNT VESTED

Octavio Marquez	$666,672

Jonathan Myers	$128,333

Ilhami Cantadurucu	$76,366

James Barna	$83,333

(1)	Messrs. Timko and Baur were not employees of the Company in 2023 and did not participate in these deferred cash awards.

2024 Tranche of the 2023-2025 Performance Cash Awards

In March 2023, the NEOs were granted performance cash awards covering a three-year performance period beginning on January 1, 2023 and concluding on December 31, 2025 (the “2023-2025 Period”). Given industry volatility and headwinds facing the Company at the beginning of 2023, the award was structured so that performance metrics and objectives for the awards would be established early in the year for each fiscal year in the 2023-2025 Period. Achievement against the performance objectives for the year would be measured at the end of the year, and earned amounts for that year would be “banked”, but not payable until after the completion of the 2023-2025 Period. For 2024, the Committee determined that the performance metrics and objectives for the awards would be consistent with the performance metrics and objectives established for the 2024 annual incentive plan. Because

36	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

the NEO must remain an employee of the Company throughout the entire 2023-2025 to receive any earned part of the award, earned amounts do not become reportable until the Company publishes its 2025 summary compensation table in its proxy statement for the 2026 annual meeting of stockholders, and accordingly are not reflected in the summary compensation table included in this proxy statement.

EMERGENCE GRANTS

In recognition of the significant efforts of the NEOs in leading the Company through restructuring and successfully emerging from restructuring, and to further motivate each NEO over the coming years through an incentive program aligned with the Company’s pay-for-performance philosophy, on January 19, 2024, the Committee approved emergence grants in the form of performance vested options and restricted stock units. Mr. Timko’s emergence grants were awarded on his date of hire, May 17, 2024. As set forth in the following table, approximately 83% of the units underlying each individual’s award were granted in the form of performance-vested stock options. The Committee believes that this highly performance-based equity mix will accelerate the Company’s return to profitable growth following its restructuring.

NAME	RSUS GRANTED	OPTIONS GRANTED

Octavio Marquez	50,088	250,443

Thomas Timko	28,036	93,916

Jonathan Myers	12,522	62,610

Frank Baur	8,139	40,696

Ilhami Cantadurucu	8,139	40,696

James Barna(1)	8,139	40,696

[1]	Mr. Barna’s grants were forfeited in connection with his Separation Agreement and Release, dated July 24, 2024.

The price hurdles required to be achieved to earn the performance vested options were set at $65 per share (applicable to 40% of the options), $85 per share (applicable to 30% of the options), and $95 per share (applicable to 30% of the options), which represented premiums of 110%, 175%, and 207% of the closing price per share of Company common stock on the New York Stock Exchange on the date of grant ($30.90). As shown in the illustration below, the minimum four-year stock price compound annual growth rate (“CAGR”) required for any of the performance stock options granted on January 19, 2024 to vest is 20.4%, and the majority of the award is “back-loaded” – requiring stock price growth CAGRs of 28.8% and 32.4%, respectively, to vest.

2025 PROXY STATEMENT |	37

EXECUTIVE COMPENSATION MATTERS

TRANCHE	WEIGHTING	HURDLE	4-YEAR PRICE CAGR

Tranche 1	40%	$65 per share	20.4%

Tranche 2	30%	$85 per share	28.8%

Tranche 3	30%	$95 per share	32.4%

The RSUs vest in equal annual installments over a four-year period, whereas the options vest in full after four years, provided that each of the price hurdles have been achieved over the average twenty-trading day period prior to vesting. The Committee believes that the four year periods for the emergence grants further support a focus on longer-term decision making and emphasize the importance of sustainable growth and efficiency following the Company’s emergence from restructuring.

BENEFITS AND PERQUISITES

We provide our North America-based executives with medical, dental, and life insurance under the same programs used to provide benefits to all North America-based associates within their applicable country of residence. Our executives may buy additional life insurance coverage at their own expense. The maximum life insurance coverage that may be purchased by an executive is $1 million. Our North America-based executives’ personal benefits are not tied to individual or Company performance and changes to these benefits reflect changes to the benefits of all North America-based associates within their country of residence. Mr. Cantadurucu receives certain limited fringe benefits pursuant to his service agreement and Mr. Baur receives certain limited fringe benefits pursuant to his Amended and Restated Employment Contract, which are not tied to individual or Company performance.

Deferred Compensation

Our executives, including the NEOs, may elect to defer receipt of compensation from the annual incentive plan and performance-based shares pursuant to our Deferred Incentive Compensation Plan No. 2 (as discussed below under the “Non-Qualified Deferred Compensation Plans” section). However, as in 2023, the Company did not offer enrollment into the plan during 2024. The investment options for cash deferrals into the plan (cash bonuses and dividends on deferred performance shares) currently mirror the investment options available in our 401(k) plan. The deferred compensation plan does not provide participants with additional pay, but merely provides a tax deferred investment vehicle. Moreover, we do not guarantee any specific rate of return to participants and we do not contribute to the return that may be earned.

Retirement

We maintain qualified and non-qualified retirement programs for our U.S. executives. Our U.S. executives, including the NEOs, participate in our defined contribution (401(k)) plan on the same terms as all U.S.-based associates.

Mr. Cantadurucu participates in the Diebold Nixdorf Defined Contribution Pension Plan pursuant to his service agreement. The Diebold Nixdorf Defined Contribution Pension Plan is a contribution-defined pension system and is based on a one-time payout or multiple payouts, governed by the rules outlined in the Diebold Nixdorf Defined Contribution Pension Plan. His service agreement in effect provides for certain annual contributions at a rate of 8% of his base salary and applicable bonus payments.

As an employee of our Swiss subsidiary, Diebold Self-Service Solutions Sàrl, Mr. Bauer is eligible to participate in our Swiss Pension Plan. Swiss Life Collective BVG Foundation ensures the Swiss Pension Plan meets the mandated requirements for minimum pension benefits under Swiss Law. The Swiss Pension plan is a cash balance formula, with contributions made by both our Swiss subsidiary and Mr. Baur. His total pension savings account balance represents contributions and interest relating to Mr. Baur’s time with Diebold, as well as contributions and interest relating to his time with prior employers. The pension savings account grows each year with pay credits and interest.

Perquisites and Fringe Benefits

We provide our executives with limited perquisites. The Committee believes that these benefits are set at a reasonable level, are highly valued by recipients, have limited cost to the Company, are part of a competitive reward system, and help in attracting and retaining top management talent. The Committee periodically reviews our practices in this area and makes any necessary adjustments based on market trends and the cost to provide these benefits.

38	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Perquisites received by all executives include reimbursement for financial planning services (the values of which vary by executive) and the option to receive a complete annual physical exam, which helps protect in small measure the investment we make in these key individuals. Perquisites for North America-based executives also include the payment of annual premiums for supplemental executive disability and life insurance.

Contractual fringe benefits paid to Mr. Cantadurucu under his service agreement included accident and liability insurance, health insurance, and subsidy pension insurance premiums paid by the Company, as well as lease payments on a Company car. Fringe benefits paid to Mr. Baur included car benefits.

AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

Historically, to attract highly qualified candidates, the Company’s practice has been to provide written offer letters to chief executive officer candidates which provide for an “at will” employment arrangement but include certain binding obligations on both the Company and the Chief Executive Officer. On February 9, 2022, we provided a written offer letter to our new President and Chief Executive Officer, Octavio Marquez. We also have provided written offer letters, which provide for an “at will” employment arrangement but include certain binding obligations, to Mr. Timko, Mr. Myers and Ms. Radigan. Such offer letters are discussed in more detail starting on page 49 of this proxy statement.

Mr. Cantadurucu was appointed Executive Vice President, Global Retail as of January 1, 2023, and entered into a service agreement with Diebold Nixdorf (UK) Limited on February 7, 2023. His service agreement is discussed in more detail under “Mr. Cantadurucu’s Service Agreement.”

Mr. Baur was appointed Executive Vice President, Operational Excellence as of January 15, 2024, and entered into an Amended and Restated Employment Contract with Diebold Self Service Solutions Sàrl on January 5, 2024. His contract is discussed in more detail under “Mr. Baur’s Employment Contract.”

Mr. Barna departed from his role as Executive Vice President and Chief Financial Officer of the Company as of May 16, 2024, and assumed the role of Executive Vice President, Transformation, through December 31, 2024. In connection with the foregoing, Mr. Barna entered into a Separation Agreement and Release with the Company on July 24, 2024. His separation agreement is discussed in more detail under “Payments and Benefits in Connection with Mr. Barna’s Separation.”

Severance and change in control benefits are available for each of our NEOs and Change in Control Agreements as described below.

Senior Leadership Severance Plan

Our Senior Leadership Severance Plan provides benefits for executives who are involuntarily terminated without “cause” or who resign from their employment for “good reason” (as each is defined in the plan), in each case separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations. Upon a termination (other than in connection with a change in control), the plan provides for a lump sum payment equal to two times (for Mr. Marquez) and one and one-half times (for the other NEOs) the sum of the executive’s base salary as was effect on the date of termination and the executive’s target bonus opportunity under our annual incentive plan for the year of termination, a prorated payment of the executive’s annual incentive for the year of separation if and to the extent an award is actually earned, and continued participation in all of our employee health and welfare benefit plans for the shorter of (i) two years (for Messrs. Marquez) or one and one-half years (for the other NEOs) and (ii) the date such NEO receives equivalent benefit coverage from a subsequent employer, among other benefits described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 53 of this proxy statement. Mr. Baur and Mr. Cantadurucu are not participants in the Senior Leadership Severance Plan but are entitled to statutory benefits under applicable foreign law in connection with separation from service.

In 2024, in connection with its periodic review of the Company’s severance programs, the Committee approved a new Executive Severance Plan for new executive officers hired to the Company on or after August 1, 2024. The new executive severance plan changes (i) the calculation for involuntary “without cause” termination or “good reason” resignation cash severance from one-and-one-half times (1.5x) to one times (1x) the sum of the executive officer’s base salary and target annual bonus, (ii) correspondingly reduces the period of benefits continuation to 12 months (from 18 months), and (iii) requires the forfeiture of restricted stock units, options, and performance stock units immediately at termination. However, executive officers employed by

2025 PROXY STATEMENT |	39

EXECUTIVE COMPENSATION MATTERS

the Company prior to November 1, 2024 and who were eligible to receive benefits under the Senior Leadership Severance Plan will continue to receive “without cause” or “good reason” severance benefits in accordance with that plan’s terms.

Change In Control Agreements

The Committee believes that maintaining change in control arrangements with certain executive officers is in the best interests of stockholders. These arrangements allow executive talent to objectively evaluate the merits of transactions that could result in a change in control of the Company (and potentially a loss of employment for the executive) by providing benefits in the event the executive is terminated in connection with the change in control. Nearly all of the companies with which Diebold competes for executive talent maintain some form of change in control arrangements for their executive officers.

We maintain (or maintained) separate change in control agreements with each of the named executive officers except that Mr. Cantadurucu’s change in control arrangements are specified within his service agreement, materially consistent with the terms and program available for our other NEOs. Because Mr. Baur is entitled to statutory benefits under Swiss law in connection with a separation from service, he does not have a separate change-in-control agreement.

The change in control agreements provide protection if an executive is separated from employment with the Company within three years following a change in control. To receive benefits under a change in control agreement (i) the Company must undergo a change in control (as defined in the agreement) and (ii) the executive’s employment must be terminated by the Company without “cause” or the executive must resign for “good reason” (as each term is defined in the agreement) within three years following the change in control. This is commonly referred to as a “double-trigger” change in control arrangement.

At a high level, the change in control agreements provide for a lump sum payment equal to two times the executive’s base salary and target cash bonus and two years of continued participation in our health and welfare benefit plans, among other payments and benefits. These payments and benefits are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 53 of this proxy statement.

The Committee periodically reviews our policy with respect to these change in control agreements and engages its independent compensation consultant to provide a competitive analysis of our practices. The Committee has determined that this type of agreement is still a valued component of overall compensation for purposes of attracting and retaining quality executive officers and, as such, the Committee continues to award these agreements to certain executives as it deems appropriate and consistent with business need. In late 2024, in connection with its periodic review of the Company’s severance programs, the Committee approved a new form of change in control agreement for executives joining the Company on or after August 1, 2024 that provides for a reduced lump sum payment equal to one-and-one half times (1.5x) the executive’s base salary and target cash bonus and 18 months of benefits continuation. All of this year’s NEOs are party to, and will receive change-in-control severance benefits under, the prior form of change in control agreement or their other pre-existing change-in-control arrangements.

40	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

COMPENSATION PHILOSOPHY

EXECUTIVE COMPENSATION BEST PRACTICES

We aim to maintain best practices in executive compensation governance. Some of the following guidelines and policies are described in more detail below under “Other Compensation Policies” or elsewhere in this CD&A:

WHAT WE DO	WHAT WE DON’T DO / DON’T ALLOW

Continually assess our compensation practices against the market and our competition.	No hedging or pledging of our shares by executives or directors.

Employ metrics for annual and long-term incentives that support both short- and long-term strategies and align with stockholder interests.	No dividends paid on unearned performance-based shares of common stock.

Set share ownership guidelines for directors. Ownership guidelines for executives are currently being evaluated and are anticipated to be adopted in 2024.	No change-in-control severance multiples in excess of two times the sum of an executive’s salary and target annual incentive.

Prescribe an annual limit on director compensation.	No excise tax gross-ups upon a change in control.

Review performance for executives.	No re-pricing or cash buyout of underwater options.

Disclose performance goals for incentive payments.	No enhanced retirement formulas.

Sets a maximum bonus opportunity for our annual and long-term incentives.	No market timing of equity award grants without stockholder approval.

Maintain a pay-for-performance compensation philosophy.	No excessive perquisites and other benefits.

Engage an independent compensation consultant who reports directly to the Committee.	No income tax gross-ups (except in connection with relocation expenses).

Perform an annual compensation risk assessment.

Maintain strict insider trading policies, clawback policies, and black-out periods for executives and directors.

Maintain a Compensation Committee comprised only of independent directors

CONSIDERATION OF “SAY-ON-PAY”

At our 2024 Annual Meeting of Stockholders, our say-on-pay proposal received approximately 99.44% support from stockholders. The Committee believes this demonstrates a high level of stockholder support for the compensation philosophy of the Committee and the compensation programs it designs. Notwithstanding the high levels of support for compensation programs over the last several years, the Committee continually reviews all elements of the compensation program for the Named Executive Officers to ensure the design continues to support the Company’s short-term and long-term financial, operational, and strategic objectives.

ENGAGEMENT WITH STOCKHOLDERS

From and after our emergence from restructuring in August 2023, we have been in regular contact with stockholders representing over 75% of our outstanding shares, providing opportunities to discuss with both management and members of the Board our post-emergence performance, governance, strategy, and compensation.

2025 PROXY STATEMENT |	41

EXECUTIVE COMPENSATION MATTERS

COMPENSATION DECISION PROCESS

ROLE OF THE PEOPLE AND COMPENSATION COMMITTEE

The Committee is responsible to our Board for the oversight, review, and approval of our executive compensation program. The Committee consists solely of independent directors and has been chaired by Mr. Espe since October 2023. Ms. Espe brings to his chair role extensive experience in executive leadership and executive compensation through his service as an executive leader and as a member of the board of directors for other public companies and a global organizational consulting firm.

The Committee regularly reports on its work and shares its determinations with the full Board (and in respect of the Chief Executive Officer’s compensation and evaluation, brings its recommendations to the full Board for discussion and approval). The Committee is supported in its work by the Chief People Officer, Chief Legal Officer, Company staff, and an independent compensation consultant, as discussed in “Role of the Independent Compensation Consultant.” For additional information regarding the Committee’s duties and responsibilities, see “People and Compensation Committee” in this proxy statement.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee retains an independent compensation consultant, Semler Brossy Consulting Group (“Semler Brossy”), in accordance with the Committee’s charter. The consultant reports directly to the Committee. Semler Brossy provides the Committee with information on current trends in compensation design, emerging compensation practices, and regulatory developments. Semler Brossy also provides the Committee with reviews, analysis, and market surveys concerning the compensation of executives across industries and within the Company’s compensation peer group. The Committee retains sole authority to hire or terminate the consultant, approve its compensation, determine the nature and scope of its services, and evaluate its performance. A representative of the consultant attends Committee meetings, as requested, and communicates with the Committee Chair between meetings. However, the Committee is responsible for all decisions within its scope of authority. The independent compensation consultant also assists the Committee with its annual compensation risk assessment to confirm that our compensation practices are not reasonably likely to have a material adverse effect on the Company.

The Committee annually assesses the independence of Semler Brossy as required under NYSE listing rules and best practice. The Committee also considers and assesses all relevant factors, including but not limited to those set forth in Section 240.10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Semler Brossy. Based on this review, the Committee determined there are no conflicts of interest raised by the work performed by Semler Brossy and that Semler Brossy is independent under applicable standards.

ROLE OF MANAGEMENT

Our Chief People Officer and Chief Legal Officer serve as management’s primary contacts with the Committee and attend all Committee meetings. For executives other than the Chief Executive Officer, our Chief Executive Officer and Chief People Officer, present pay recommendations to the Committee based on market pay comparisons and an analysis of each executive’s individual performance. Our Chief Executive Officer regularly attends the Committee meetings, as do other Board members who are not members of the Committee. No member of our management team, including the Chief Executive Officer, has a role in making pay recommendations to the Committee for his or her own position. The Committee meets in executive session without management present on a regular basis.

ROLE OF PEER COMPANIES AND COMPETITIVE MARKET DATA

Annually, the Committee reviews public and private market compensation data provided by its consultant in developing our executive compensation program.

As an additional input for evaluating the competitiveness of the Company’s executive compensation program and the executive compensation structure for individual executive roles, the Committee, with the support of its independent compensation consultant, periodically develops and approves a compensation peer group. The compensation peer group is adjusted periodically to account for changes or shifts in our business mix, revenues, and market capitalization.

42	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

In December 2023, the Committee approved the following 17 peer companies to be used by the Committee’s independent consultant in preparing a pay study to assist with 2024 compensation decisions.

ACI Worldwide	Juniper Networks, Inc.	Scan Source

Benchmark Electronics Inc.	Logitech International SA	Shift4Payments

Bread Financial Holdings	NCR Atleos	The Brink’s Company

Ciena Corporation	Pitney-Bowes Inc.	The Western Union Company

Euronet Worldwide, Inc.	Sabre Corporation	Unisys Corporation

Infinera Corporation	Sanmina Corporation

In developing the December 2023 compensation peer group for the Company, the Committee selected companies that:

•	had annual revenues within approximately 0.5 to 2.4 times the Company’s annual revenues with exceptions reviewed as determined appropriate;

•	are direct competitors for business and management talent;

•	are covered by the investment analysts that track the Company;

•	that include the Company within their own compensation peer group; and

•	that are global enterprises emphasizing integrated service solutions and focus on manufacturing, and hardware and software design and development.

The median annual revenues for the peer companies included in the 2024 peer group were $3.523 million, based on trailing 12-month data as of September 2023.

TIMING OF COMPENSATION DECISIONS

Recommendations with respect to base salary adjustments for our executives, including the NEOs, are typically made at the Committee’s December meeting and effective for the following year. Discussions regarding short and long-term incentive compensation begin at the Committee’s first scheduled meeting of the year, typically held in late January or early February. This meeting is normally held around the same time we report our fourth quarter and year-end financial results for the preceding fiscal year and provide our financial guidance for the upcoming year. This timing allows the Committee to have a complete picture of prior year financial performance when making compensation decisions.

Decisions with respect to prior year performance, performance for other relevant periods and the extent to which performance-based bonuses have been earned, as well as decisions concerning annual equity awards and target performance levels for the current year and beyond, are typically made in February or March. Equity awards approved by the Committee are granted as of the date of the Board meeting held the following day.

There may be exceptions to the Committee’s general timing for compensation decisions, including decisions regarding awards to executives who are promoted or who are hired from outside the Company during the year. These executives may receive base salary increases or equity awards effective on or dated as of the date of their promotion or hire.

DETERMINATION OF CHIEF EXECUTIVE OFFICER COMPENSATION

At the first Committee meeting of the year, in executive session without management present, the Committee reviews and evaluates the Chief Executive Officer’s performance, including input that it receives from the Board as to the Chief Executive Officer’s performance, and determines achievement level for the prior fiscal year. The Committee also reviews competitive compensation data for the peer companies. The Committee presents pay recommendations for the Chief Executive Officer to the independent members of the Board for consideration and approval. During executive session, the Board conducts its own review and evaluation of the Chief Executive Officer’s performance taking into consideration the recommendations of the Committee. That performance feedback is later shared with the Chief Executive Officer.

2025 PROXY STATEMENT |	43

EXECUTIVE COMPENSATION MATTERS

DEFINITIONS OF KEY COMPENSATION TERMS

For this CD&A, the following terms have the following meanings:

•

Non-GAAP Operating Profit (“Non-GAAP OP”) means GAAP consolidated Operating Profit (Loss), adjusted for certain items within Cost of Sales and Operating Expenses that are reflected as adjustments in the Company’s financial results disclosed publicly, except that for compensation purposes Non-GAAP OP excludes the amortization of fair valued assets recognized in connection with Fresh Start Accounting for consistency with the methodology employed by the Committee when setting targets and evaluating performance for the 2024 annual incentive plan. The adjustments include non-routine income and expense items, including but not limited to: restructuring, impairment, certain legal/deal expenses, and divestitures and fixed asset sales.

•	Constant Currency Revenue means revenue in accordance with generally accepted accounting principles, but calculated on a constant currency basis.

•

Unlevered Free Cash Flow (“UFCF”) means GAAP net cash provided (used) by operating activities, excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities, plus/less cash used for settlement of FX derivatives, less capital expenditures, less capitalized research and development, plus cash interest, in line with normal operating metrics.

44	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

OTHER COMPENSATION POLICIES

CLAWBACK POLICY
All our equity plans include provisions allowing us to cancel or “claw back” any shares received pursuant to the vesting of awards (including time-based awards) or the exercise of options in the event an executive has engaged in certain specified conduct that is deemed detrimental to the Company. If an executive has already received value for shares that were subject to these equity plan provisions (for example, by selling the shares received upon the vesting of an award), we retain the right to recover the amount of value received by the executive through garnishment of his or her salary or cash bonus. These rights are in addition to any other rights we may have available to us at law and pursuant to our Clawback Policy.
Examples of detrimental conduct that could trigger the equity plan provisions include:

•
Engaging, directly or indirectly, in any activity in competition with us, in any product, service or business activity for which the executive had any direct responsibility or direct involvement during the previous two years;

•	Soliciting one of our employees to terminate his or her employment with us;

•	Disclosing confidential, proprietary or trade secret information obtained during employment with us without prior authorization;

•
Failing to promptly disclose and assign any interest in any invention or idea conceived during the executive’s employment and related to any of our actual or anticipated business, research or development work; and

•	Engaging in any activity that results in the executive’s termination for cause, including gross neglect and any act of dishonesty constituting a felony.
During 2023, the Committee adopted a new Clawback Policy, in accordance with NYSE requirements, to provide for the clawback by the Company of certain incentive-based compensation in the event of a financial restatement on or after the policy’s effective date. The Clawback Policy can be found attached as Exhibit 97.1 to our Annual Report on Form
10-K
for the year ended December 31, 2024.
INSIDER TRADING POLICY
Under our Insider Trading Policy, each employee, officer and director of the Company is prohibited from buying or selling our securities when he or she is aware of material, non-public
information about the Company, or information about other public companies which he or she learns as our employee or director. These individuals are also prohibited from providing such information to others. In addition, this policy prohibits employees, officers and directors from pledging Diebold Nixdorf shares, engaging in short sales of Diebold Nixdorf shares, and from buying or selling any derivative securities related to Diebold Nixdorf shares. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. Our Insider Trading Policy can be found attached as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2024.
EXECUTIVE STOCK OWNERSHIP GUIDELINES
The Committee believes that significant ownership and retention of stock by our executives is important to the Company as it helps ensure executives will more effectively pursue the long-term goals of the Company and the long-term interests of stockholders. In August 2024, the Committee adopted stock ownership guidelines for its executives, which provide that the CEO and members of the executive leadership team (including the NEOs) must maintain stock ownership equal in value to five times (5x) and three times (3x), respectively, of their annual base salaries. Only vested and unvested restricted stock units and shares of Company common stock owned outright are counted toward achievement of the guidelines. Executives are required to hold 50% of the net after-tax
shares received upon the vesting of awards or the exercise of options until they have complied with the ownership requirements set above.
EQUITY AWARD GRANT PRACTICES
The Committee does not take material nonpublic information into account when determining the timing or terms of equity award grants, and the Company does not time the disclosure of material nonpublic information for the purposes of affecting the value of executive compensation. 2024 grants were made immediately upon approval by the Committee (in the case of emergence-related grants), on March 1, 2024 and March 7, 2024 (in the case of Mr. Marquez), or in the case of Mr. Timko, upon his hire on May 17, 2024. The Committee has determined that in future years, all annual compensation grants will be made on March 1 of the year of grant.

2025 PROXY STATEMENT |	45

EXECUTIVE COMPENSATION MATTERS

EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation earned by each of our NEOs for the fiscal years ended December 31, 2024, 2023 and 2022, as applicable. The amounts for each NEO are only shown for the years in which they were NEOs. The amounts shown include compensation for services in all capacities that were provided to us.

2024 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS ($)(5)	ALL OTHER COMPEN- SATION ($)(6)	TOTAL ($)
OCTAVIO MARQUEZ Director, President and Chief Executive Officer	2024	850,000	—	4,219,371	2,734,838	1,688,916	—	33,584	9,526,709
	2023	850,000	500,000	—	—	762,987	—	135,426	2,248,413
	2022	779,755	—	4,343,685	—	—	—	536,894	5,660,334
THOMAS S. TIMKO Executive Vice President, Chief Financial Officer	2024	397,827	300,000	2,085,318	1,871,746	823,808	—	15,464	5,494,163
	2023	—	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—	—
JONATHAN (JOE) MYERS Executive Vice President, Global Banking	2024	550,000	—	907,948	683,701	679,543	—	20,303	2,841,495
	2023	550,000	700,000	—	—	455,141	—	28,918	1,734,059
	2022	—	—	—	—	—	—	—	—
FRANK BAUR Executive Vice President, Global Operational Excellence	2024	535,832	247,259	606,789	444,400	522,802	182,130	211,363	2,750,576
	2023	—	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—	—
ILHAMI CANTADURUCU Executive Vice President, Global Retail	2024	480,150	—	581,064	444,400	549,557	2,080	83,073	2,140,324
	2023	466,462	350,000	—	—	394,578	5,412	68,977	1,285,429
	2022	—	—	—	—	—	—	—	—
JAMES BARNA Former Executive Vice President and Chief Financial Officer	2024	500,000	—	567,279	444,400	83,333	—	2,008,151	3,603,163
	2023	472,637	250,000	—	—	413,765	—	15,151	1,151,917
	2022	—	—	—	—	—	—	—	—

(1)

Amounts reported under the heading “Salary” for Mr. Cantadurucu are included in the table in U.S. dollars, but he receives his salary in British Pound Sterling (GBP). To convert his GBP salary amount to U.S. dollars for the table, we use the average GBP to U.S. dollar foreign currency exchange rate for 2024 of 1:1.2804 and for 2023 of 1:1.2439. Amounts reported under the heading “Salary” Mr. Baur are included in the table in U.S. dollars, but he receives his salary in Swiss Franc (CHF). To convert his 2024 CHF salary amount to U.S. dollars for the table, we used the average CHF to U.S. dollar foreign currency exchange rate for 2024 of 1:1.1363.

(2)

The bonus amount reported for Mr. Timko consists of a one-time sign-on bonus of $600,000, payable 50% upon his hire and 50% in January 2025, in connection with his appointment as Executive Vice President and Chief Financial Officer. Only that portion of the award earned upon his hire ($300,000) is reported here. The bonus amount reported for Mr. Baur consists of a one-time sign-on bonus of CHF 217,600, converted to USD using the exchange rate noted above.

(3)	Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of options calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model.

(4)

Amounts reported in the “Non-Equity Incentive Plan Compensation Column” include payments under our Annual Incentive Plan for the 2024 fiscal year, and, to the extent the executive was a participant, and one-third of the executive’s 2023 deferred cash award paid in March 2024. These awards are discussed in more detail in “Compensation Discussion and Analysis” above.

(5)

The amount shown for Mr. Cantadurucu is the difference (to the extent positive) between the actuarial present value of pension benefits as of December 31 for the reporting year and the prior year. The actuarial present value is calculated based on a 3.20% discount rate and assuming that the probability is nil of termination, death, disability or retirement before normal retirement age. The increase in pension values is attributable to the additional accrued benefits.

46	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Amounts shown for Mr. Baur reflect the increase in the present value of accumulated benefits attributable to Mr. Baur’s employment under a pension fund in Switzerland operated by Swiss Life Collective BVG Foundation, in which our Swiss subsidiary participates. This amount includes contributions paid during 2024 by both the Company and Mr. Baur in CHF, converted to U.S. dollars at a December 31, 2024 rate of US$1 for every 0.9060 CHF.

There was no above-market or preferential interest earned by any NEO in 2023 on non-qualified deferred compensation.

(6)	Amounts reported as “All Other Compensation” for 2024 include:

	RETIREMENT CONTRIBUTIONS	FINANCIAL PLANNING	INSURANCE PREMIUMS	CAR ALLOWANCE	EXECUTIVE PHYSICAL	SEVERANCE		TOTAL

Marquez	9,720	16,000	7,864	—	—	—		33,584

Timko	—	14,000	1,464	—	—	—		15,464

Myers	5,154	10,000	5,149	—	—	—		20,303

Baur(a)	139,478	10,000	48,430	10,755	2,701	—		211,363

Cantadurucu(b)	35,100	10,000	23,702	12,272	1,999	—		83,073

Barna	—	—	7,051	—	—	2,001,100	(c)	2,008,151

(a)

Amounts reported in this chart for Mr. Baur are included in the table in U.S. dollars but have been converted from CHF based on the average CHF to U.S. dollar foreign currency exchange rate for 2024 of 1:1.1363.

(b)

Amounts reported in this chart for Mr. Cantadurucu are included in the table in U.S. dollars but have been converted from GBP based on the average GBP to U.S. dollar foreign currency exchange rate for 2024 of 1:1.2804.

(c)

Amounts reported in this column for Mr. Barna reflect payments pursuant to his Separation Agreement and Release entered into upon his separation from the Company on December 31, 2024, and include a payment of $1,500,000 of cash severance and a payment of $501,100 in respect of his participation in the Company’s Annual Incentive Plan for 2024. While ordinarily severance payments relating to the Company’s Annual Incentive Plan are pro-rated, Mr. Barna was employed with the Company for the entirety of 2024 and therefore received his entire Annual Incentive Plan payment.

2025 PROXY STATEMENT |	47

EXECUTIVE COMPENSATION MATTERS

2024 GRANTS OF PLAN-BASED AWARDS TABLE

NAME			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
	GRANT DATE		THRESHOLD ($)	TARGET ($)	MAX. ($)
Octavio Marquez	1/19/2024	(2)	—	—	—	—	250,443	30.90	2,734,838
	1/19/2024	(3)	—	—	—	50,088	—	30.90	1,547,719
	3/7/2024	(4)	—	—	—	80,423	—	33.22	2,671,652
	3/7/2024	(5)	510,000	1,020,000	1,530,000	—	—	—	—
	3/7/2024	(6)	1,312,500	2,625,000	5,250,000	—	—	—	—
Thomas Timko	5/17/2024	(2)	—	—	—		93,916	44.54	1,871,746
	5/17/2024	(3)	—	—	—	28,036	—	44.54	1,248,723
	5/17/2024	(4)	—	—	—	18,783	—	44.54	836,595
	5/17/2024	(5)	411,000	822,000	1,233,000	—	—	—	—
	5/17/2024	(6)	513,750	1,027,500	2,055,000	—	—	—	—
Jonathan Myers	1/19/2024	(2)	—	—	—	—	62,610	30.90	683,701
	1/19/2024	(3)	—	—	—	12,522	—	30.90	386,930
	3/1/2024	(4)	—	—	—	15,798	—	32.98	521,018
	3/1/2024	(5)	275,000	550,000	825,000	—	—	—	—
	3/1/2024	(6)	257,813	515,625	1,031,250	—	—	—	—
Frank Baur	1/19/2024	(2)	—	—	—	—	40,696	30.90	444,400
	1/19/2024	(3)	—	—	—	8,139	—	30.90	251,495
	3/1/2024	(4)	—	—	—	10,773	—	32.98	355,294
	3/1/2024	(5)	288,525	577,051	865,576	—	—	—	—
	3/1/2024	(6)	175,811	351,621	703,242	—	—	—	—
Ilhami Cantadurucu	1/19/2024	(2)	—	—	—	—	40,696	30.90	444,400
	1/19/2024	(3)	—	—	—	8,139	—	30.90	251,495
	3/1/2024	(4)	—	—	—	9,993	—	32.98	329,569
	3/1/2024	(5)	240,075	480,150	720,225	—	—	—	—
	3/1/2024	(6)	163,076	326,152	652,304	—	—	—	—
James Barna(7)	1/19/2024	(2)	—	—	—	—	40,696	30.90	444,400
	1/19/2024	(3)	—	—	—	8,139	—	30.90	251,495
	3/1/2024	(4)	—	—	—	9,575	—	32.98	329,965
	3/1/2024	(5)	250,000	500,000	750,000	—	—	—	—
	3/1/2024	(6)	156,250	312,500	625,000	—	—	—	—

(1)	The Company did not grant performance-based long-term incentives pursuant to its equity incentive plan during 2024. Accordingly, such columns have been omitted from this table.

(2)

This row presents information about the price-vested options granted to the NEOs as part of their emergence grants during 2024. These options vest in full after four years, subject to the achievement of certain price hurdles during the four-year vesting period. For a more detailed description of these awards and the price hurdles, see the related descriptions above in the “Compensation Discussion and Analysis.”

(3)

This row presents information about restricted stock units granted to the NEOs as part of their emergence grants during 2024. These restricted stock units vest in four equal, annual installments from the date of grant. For a more detailed description of these awards, see the related descriptions above in the “Compensation Discussion and Analysis.”

48	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

(4)

This row presents information about restricted stock units granted to the NEO’s as part of their 2024 long-term incentive award. These restricted stock units vest in three equal, annual installments from the date of grant. For a more detailed description of these awards, see the related descriptions above in the “Compensation Discussion and Analysis.”

(5)

This row presents information about the potential payouts under our Annual Incentive Plan for fiscal year 2024. For a more detailed description of the annual incentive program, including the performance measures for 2024 and the amounts actually earned by each NEO, see the related descriptions above in the “Compensation Discussion and Analysis.”

(6)

This row presents information about the performance-based cash awards granted to the NEOs as part of their 2024 long-term incentive award. Payout of the performance cash awards is based on achievement against threshold, target, and maximum comprehensive performance objectives for the three-year period beginning on January 1, 2024 and ending on December 31, 2026 (the “2024-2026 Period”). For a more detailed description of these awards and the related performance measures, see the related descriptions above in the “Compensation Discussion and Analysis.”

(7)

Mr. Barna’s awards were cancelled in connection with his separation agreement. His separation agreement is discussed in more detail under “Payments and Benefits in Connection with Mr. Barna’s Separation.”

MR. MARQUEZ’S OFFER LETTER

As disclosed above, Mr. Marquez became as our President and CEO on March 11, 2022. In connection with Mr. Marquez’s appointment, we entered into an offer letter, dated February 9, 2022 and effective March 11, 2022, pursuant to which Mr. Marquez will receive an annual base salary of $850,000 and will be eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. Mr. Marquez’s severance benefits are governed by our Senior Leadership Severance Plan, which provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason, in each case, separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations. With respect to Mr. Marquez, “good reason” as defined in the Senior Leadership Severance Plan also includes a change in title, authority, duties or responsibilities or the assignment of any duties that are inconsistent with his position. Mr. Marquez’s previously existing Change in Control Agreement with the Company, which is consistent with our existing program, remained in place pursuant to its terms. Mr. Marquez would be entitled to receive benefits in the same manner as described in “Potential Payments Upon Termination or Change in Control” of this Proxy Statement.

MR. TIMKO’S OFFER LETTER

Mr. Timko’s was appointed our Executive Vice President, Chief Financial Officer as of May 17, 2024. In connection with Mr. Timko’s appointment, we entered into an offer letter, dated April 19, 204 and effective May 17, 2024, pursuant to which Mr. Timko will receive an annual base salary of $685,000 and will be eligible for annual incentive awards and long-term incentive plan awards as determined by the Company, as well as a hiring bonus of $600,000 payable in two installments (50% at hire, and 50% one year after hire). Mr. Timko’s severance benefits are governed by our Senior Leadership Severance Plan, which provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason, in each case, separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations. Mr. Timko also entered into a Change in Control Agreement with the Company consistent with our existing arrangements for executive officers.

MR. MYERS’ OFFER LETTER

Mr. Myers was appointed our Executive Vice President, Global Banking as of August 22, 2022. In connection with Mr. Myers’ appointment, we entered into an offer letter, dated July 17, 2022, pursuant to which Mr. Myers will receive an annual base salary of $550,000 and will be eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. Mr. Myers’ severance benefits are governed by our Senior Leadership Severance Plan, which provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason, in each case, separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations. Mr. Myers also entered into a Change in Control Agreement with the Company consistent with our existing arrangements for executive officers.

MR. BAUR’S EMPLOYMENT AGREEMENT

Mr. Baur was appointed the Executive Vice President, Operational Excellence as of January 15, 2024, and entered into a service agreement with Diebold Self Service Solutions Sàrl on January 5, 2024. Pursuant to Mr. Baur’s service agreement, he will receive an annual base salary of approximately $556,787 (based on the Swiss Franc (CHF) to U.S. dollar foreign currency exchange rate for 2024 of 1.1363:1); however, he receives his salary in CHF and will be eligible for annual incentive awards and long-term

2025 PROXY STATEMENT |	49

EXECUTIVE COMPENSATION MATTERS

incentive plan awards as determined by the Company. Mr. Baur also received a hiring bonus of CHF 217,600 paid at hire (approximately $247,259 on a U.S. dollar basis) paid at hire. Mr. Baur will also receive certain non-performance-based fringe benefits, which includes various insurance contributions, pension contributions, and a monthly car allowance.

MR. CANTADURUCU’S SERVICE AGREEMENT

Mr. Cantadurucu was appointed Executive Vice President, Global Retail as of January 1, 2023, and entered into a service agreement with Diebold Nixdorf (UK) Limited on February 7, 2023. Pursuant to Mr. Cantadurucu’s service agreement, he will receive an annual base salary of $466,463 (based on the British Pound Sterling (GBP) to U.S. dollar foreign currency exchange rate for 2023 of 1.2439:1; however, he receives his salary in GBP and will be eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. Mr. Cantadurucu will also receive certain non-performance-based fringe benefits, which includes insurance, tax advisory services, and a monthly car allowance. Mr. Cantadurucu was automatically enrolled in the Diebold Nixdorf Defined Contribution Pension Plan and receives company contributions to his account in monthly installments at a rate of 8% of his base salary and applicable bonus payments. Mr. Cantadurucu’s service agreement also provides change in control benefits which are consistent with our existing arrangements for executive officers.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The following table provides information relating to exercisable and unexercisable options awards as of December 31, 2024 for the NEOs. In addition, the following table provides information relating to grants of restricted stock units and stock options to the NEOs that had not yet vested as of December 31, 2024. No share appreciation rights were outstanding as of December 31, 2024.

	OPTION AWARDS							STOCK AWARDS
			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS							EQUITY INCENTIVE PLAN AWARDS:
NAME	GRANT DATE OF AWARD		EXERCISABLE (#)	UNEXERCISABLE (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Octavio Marquez	1/19/2024	(2)	—	—	250,443	30.90	01/19/2034	—	—	—	—
	1/19/2024	(3)	—	—	—	—	—	50,088	2,155,788	—	—
	3/7/2024	(4)	—	—	—	—	—	80,423	3,461,406	—	—
Thomas Timko	5/17/2024	(2)	—	—	93,916	44.54	05/17/2034	—	—	—	—
	5/17/2024	(3)	—	—	—	—	—	28,036	1,206,669	—	—
	5/17/2024	(4)	—	—	—	—	—	18,783	808,420	—	—
Jonathan Myers	1/19/2024	(2)	—	—	62,610	30.90	01/19/2034	—	—	—	—
	1/19/2024	(3)	—	—	—	—	—	12,522	538,947	—	—
	3/1/2024	(4)	—	—	—	—	—	15,798	679,946	—	—
Frank Baur	1/19/2024	(2)	—	—	40,696	30.90	01/19/2034	—	—	—	—
	1/19/2024	(3)	—	—	—	—	—	8,139	350,303	—	—
	3/1/2024	(4)	—	—	—	—	—	10,773	463,670	—	—
Ilhami Cantadurucu	1/19/2024	(2)	—	—	40,696	30.90	01/19/2034	—	—	—	—
	1/19/2024	(3)	—	—	—	—	—	8,139	350,303	—	—
	3/1/2024	(4)	—	—	—	—	—	9,993	430,099	—	—
James Barna(5)			—	—	—	—	—	—	—	—	—

(1)	The values presented in this column are based on the closing price of our common shares of $43.04 on the New York Stock Exchange on December 31, 2024, the last trading day of our fiscal 2024 year.

50	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

(2)

This row presents information about the price-vested options granted to the NEOs on January 19, 2024 (or in the case of Mr. Timko, upon his hire on May 17, 2024) as part of their emergence grants during 2024. These options vest in full after four years, subject to the achievement of certain price hurdles during the four-year vesting period. For a more detailed description of these awards and the price hurdles, see the related descriptions above in the “Compensation Discussion and Analysis.”

(3)

This row presents information about restricted stock units granted to the NEOs on January 19, 2024 (or in the case of Mr. Timko, upon his hire on May 17, 2024) as part of their emergence grants during 2024. These restricted stock units vest in four equal, annual installments from the date of grant. For a more detailed description of these awards, see the related descriptions above in the “Compensation Discussion and Analysis.”

(4)

This row presents information about restricted stock units granted to the NEO’s on March 1, 2024 (or in the cases of Messrs. Marquez and Timko, on March 7, 2024 or May 17, 2024, respectively) as part of their 2024 long-term incentive award. These restricted stock units vest in three equal, annual installments from the date of grant. For a more detailed description of these awards, see the related descriptions above in the “Compensation Discussion and Analysis.”

(5)

Mr. Barna separated from the Company on December 31, 2024, and other than the vesting of restricted stock units described below, all of Mr. Barna’s outstanding equity awards were forfeited on that date.

2024 OPTION EXERCISES AND STOCK VESTED

In connection with emergence from bankruptcy, each of the Company’s then-outstanding long-term incentive awards that were committed for settlement in Company common shares, including awards held by the NEOs, were cancelled. In total, awards held by the NEO’s covering 1,631,464 common shares were cancelled upon emergence. In 2024, the Company issued equity-based grants to the NEOs as described in the “Compensation Discussion and Analysis” above; however, as the vesting periods for those equity-based grants has not been achieved, no options or stock awards vested during 2024.

Notwithstanding the foregoing, Mr. Barna’s 2024 restricted stock unit grant vested pro-rata upon his separation on December 31, 2024 in accordance with the provisions of the Senior Leadership Severance Plan. On that date, 2,659 of Mr. Barna’s restricted share units vested at $43.04, the closing price of the Company’s common stock on the New York Stock Exchange, for a vesting value of $114,443.36 (before the application of any withholding of shares to satisfy tax withholding obligations).

2024 PENSION AND RETIREMENT BENEFITS

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)		PRESENT VALUE OF ACCUMULATED BENEFITS ($)		PAYMENTS DURING LAST FISCAL YEAR ($)

Octavio Marquez	—	—		—		—

Thomas Timko	—	—		—		—

Jonathan Myers	—	—		—		—

Frank Baur	Swiss Pension Plan	N/A	(1)	1,096,080	(2)	—

Ilhami Cantadurucu	Wincor Nixdorf AG Pension Scheme	5.46	(3)	38,440	(4)	—

James Barna	—	—		—		—

(1)

The Swiss Pension Plan formula is based on accumulated contributions and age at retirement. Accordingly, the concept of years of credited service is inapplicable to Mr. Baur’s participation in the Swiss Pension Plan.

(2)

The present value of accumulated benefits for Mr. Baur is CHF 993,000. The dollar amounts presented in the table were calculated using the U.S. to CHF dollar foreign currency exchange rate on December 31, 2024 of 1:0.9060.

(3)	Although Mr. Cantadurucu maintains a plan balance in the Wincor Nixdorf AG Pension Scheme, he is currently not accruing benefits while he is located in the United Kingdom and not Germany.

(4)

The present value of accumulated benefits for Mr. Cantadurucu is £37,000. The dollar amounts presented in the table were calculated using the U.S. to GBP dollar foreign currency exchange rate on December 31, 2024 of 1:0.9626.

DIEBOLD NIXDORF DEFINED CONTRIBUTION PENSION PLAN BENEFITS

Mr. Cantadurucu participates in the Diebold Nixdorf Defined Contribution Pension Plan pursuant to his service agreement. The Diebold Nixdorf Defined Contribution Pension Plan is a contribution-defined pension system and is based on a one-time payout or

2025 PROXY STATEMENT |	51

EXECUTIVE COMPENSATION MATTERS

multiple payouts, governed by the rules outlined therein. Plan participants are entitled to the payments upon reaching the age of 55. The amounts credited to the pension accounts bear interest between 3.5% and 4% per year.

SWISS PENSION PLAN BENEFITS

As an employee of our Swiss subsidiary, Diebold Self-Service Solutions Sàrl, Mr. Baur is eligible to participate in our Swiss Pension Plan. Swiss Life Collective BVG Foundation ensures the Swiss Pension Plan meets the mandated requirements for minimum pension benefits under Swiss Law. The Swiss Pension Plan is a defined benefit pension scheme mandated under the laws of Switzerland. The annual post-retirement benefit under the Swiss Pension Plan is calculated as a percentage of the accumulated capital in the Swiss Pension Plan for the employee at the time the employee retires. In the event the employee retires earlier than the regular retirement age (which is currently 65 years of age for men), the percentage is reduced. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum; any funds taken as a lump sum reduce the remaining capital and, as a result, the amount of the annual payments. The plan also provides for death and disability benefits.

2024 NON-QUALIFIED DEFERRED COMPENSATION

NAME	EXECUTIVE CONTRIBUTIONS IN 2024 ($)	REGISTRANT CONTRIBUTIONS IN 2024 ($)	AGGREGATE EARNINGS (LOSSES) IN 2024 ($)(1)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AS OF DECEMBER 31, 2024 ($)(2)

Octavio Marquez	—	—	87,628	—	687,048

Thomas Timko	—	—	—	—	—

Jonathan Myers	—	—	—	—	—

Frank Baur	—	—	—	—	—

Ilhami Cantadurucu	—	—	—	—	—

James Barna	—	—	—	—	—

(1)

This amount represents aggregate earnings on executive and registrant contributions. This amount is not reflected in the “2024 Summary Compensation Table,” as it is not considered preferential or above-market earnings on deferred compensation.

(2)

This column reflects the balance of all contributions and the aggregate earnings (or losses) on such contributions. No portion of this amount is reflected in the “2024 Summary Compensation Table”, except current-year registrant contributions and executive contributions, respectively, if any. Of these balances, $18,218 was reported for Mr. Marquez as executive and registrant contributions in summary compensation tables in prior year proxy statements.

NON-QUALIFIED DEFERRED COMPENSATION PLANS

DEFERRED INCENTIVE COMPENSATION PLAN NO. 2

Pursuant to our 1992 Deferred Incentive Compensation Plan, certain executives, including the NEOs, were able to defer cash bonuses received under our Annual Incentive Plan and performance-based share awards earned under the 1991 Plan; however, none of the NEOs were participants in this Deferred Incentive Compensation Plan during 2024. The 1992 Deferred Incentive Compensation Plan was frozen effective December 31, 2004 and closed the plan to future deferrals.

Effective January 1, 2005, the Board approved the Deferred Incentive Compensation Plan No. 2, which is substantially similar to the 1992 Deferred Incentive Compensation Plan in all material respects but was designed to be administered in accordance with Section 409A of the Internal Revenue Code.

Under the Deferred Incentive Compensation Plan No. 2, an executive may defer all or a portion of his or her annual cash bonus or performance-based compensation payable in common shares. Deferral elections for cash bonuses must be made prior to the end of the year preceding the year in which such bonuses would be earned (and payable in the following year). Deferral elections for performance-based shares must be made at least six months prior to the end of the three-year performance period specified in the grant.

Deferrals performance-based compensation payable in common shares are treated as a line-item in the executive’s deferred account with us; however, the earnings on the performance shares (dividends and interest) are invested in the same manner as deferrals of cash compensation. Executives may invest such cash deferrals in any funds available under our 401(k) plan, except the

52	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Northern Trust, Invesco Stable Value Fund and Diebold Inc. Stock Fund. The table below shows the funds available under the deferred compensation plans and their annual rate of return for the year ended December 31, 2024, as reported by Merrill Lynch.

MERRILL LYNCH FUNDS

NAME OF FUND	RATE OF RETURN	NAME OF FUND	RATE OF RETURN

FEDERATED HERMES INTERNATIONAL IS	-0.98%	VANGUARD 2020 INSTL TARGET RET	7.75%

INVESCO DEVELOPING MKTS FD Y	-1.12%	VANGUARD 2025 INSTL TARGET RET	9.44%

INVESCO DIVERSIFIED DIV CL R5	13.45%	VANGUARD 2030 INSTL TARGET RET	10.64%

JANUS HENDERSON TRITON FUND I	10.41%	VANGUARD 2035 INSTL TARGET RET	11.78%

JOHN HANCOCK DISCIPLINED	10.31%	VANGUARD 2040 INSTL TARGET RET	12.88%

LOOMIS SAYLES SMALL CAP VALUE	10.95%	VANGUARD 2045 INSTL TARGET RET	13.91%

T ROWE PRICE BLUE CHP GRTH INV	35.63%	VANGUARD 2050 INSTL TARGET RET	14.64%

VANGUARD INSTITUTIONAL INDEX	24.97%	VANGUARD 2055 INSTL TARGET RET	14.64%

VANGUARD MID CAP INDEX FUND	15.22%	VANGUARD 2060 INSTL TARGET RET	14.63%

VANGUARD PRIMECAP FUND	13.52%	VANGUARD 2065 INSTL TARGET RET	14.62%

LOOMIS SAYLES BOND FD	6.70%	VANGUARD TARGET INCOME RET	6.58%

VANGUARD TOTAL BD MRK IDX ADM	1.24%	BLACKROCK T-FUND PREMIER CL	5.16%

AMERICAN BALANCED FUND R5	15.26%

Executives intending to defer compensation under the Deferred Incentive Compensation Plan No. 2 are required to select their period of deferral, method and timing of payment at the time of making their deferral elections. Executives may elect to defer their payments until a specified date or until the date they cease to be an associate of the Company. Further, the executives may elect to receive their distribution either as a lump sum or in approximately equal quarterly installments, not to exceed 40 installments.

401(K) RESTORATION SERP

The 401(k) Restoration SERP is designed to replace lost retirement benefits for NEOs whose contributions are subject to annual compensation limits under the Internal Revenue Code. Benefits under this plan are determined exactly as in our 401(k) Plan except that compensation limits are ignored. NEOs are permitted to defer additional compensation under this plan once the Internal Revenue Code limits have been exceeded and we provide a matching contribution at the same rate as under the 401(k) Plan. Both the salary deferrals and our matching contributions may be invested in any funds available under our Deferred Incentive Compensation Plan No. 2.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The below table identifies the compensation and benefits that would generally be available to the Named Executive Officers in various scenarios, based on the Company’s programs, equity award agreements, and other agreements (such as our change in control agreements with executive officers) as they were in effect on December 31, 2024. Except as required by law (or in connection with accrued or vested benefits under certain nonqualified plans such as our 401(k) Restoration SERP), no benefits are payable to any Named Executive Officer, and all equity, deferred cash, and performance-based awards forfeit as a result of an involuntary, for

2025 PROXY STATEMENT |	53

EXECUTIVE COMPENSATION MATTERS

cause termination or as a result of a resignation. This table does not describe benefits that are available to both salaried employees and Named Executive Officers on the same terms and conditions.

	INVOLUNTARY W/O CAUSE OR VOLUNTARY W/GOOD REASON(1)	RETIREMENT	DEATH/DISABILITY(2)	CHANGE IN CONTROL(3) W/ TERMINATION
Severance	CEO: 2x (Base Salary + Target Bonus) NEOs: 2x (Base Salary + Target Bonus)	None	None	2x (Base Salary + Target Bonus)
Annual Incentive Plan	Pro-rated lump sum at actual performance	None	CEO: Pro-rated lump sum at target performance NEOs: N/A	Pro-rated lump sum at actual performance
Restricted Stock Unit Awards(4)	Immediate pro-rata vesting based on the time employed during the vesting period for the RSUs	Unvested RSUs forfeited	Immediate vesting	Immediate vesting
Option Awards(4)	Immediate vesting and 12-month exercise period	Unvested options forfeited	Immediate vesting and 12-month exercise period	Immediate vesting
Performance Cash Awards	Pro-rata payout based on actual performance	Unearned performance cash forfeited	Pro-rata payout based on actual performance	Immediate vesting based on target performance
Deferred Cash Awards	Unvested deferred cash forfeited	Unvested deferred cash forfeited	Immediate vesting	Immediate vesting
Pension Plans and SERP Benefits	401(k) SERP: Full balance payable upon reaching age 55	401(k) SERP: Full balance payable upon reaching age 55	Death: Executive’s 401(k) SERP account paid to estate/beneficiaries if executive had 3 years of service	Lump sum payment equal to the benefits NEO would have accrued under each pension, profit sharing, deferred compensation, or supplemental plan for one additional year of service if NEO was vested prior to termination
Other Benefits

CEO: Two years of continued participation in health and welfare benefit plans

NEOs: One-and-one half years of continued participation in health and welfare benefit plans

All NEOs: Professional outplacement services for up to two years

		None	Survivor benefits under group term life insurance plans or supplemental life insurance plans	Two years of continued participation in health and welfare benefit plans

(1)

For purposes of the Senior Leadership Severance Plan, the term “good reason” means: (a) a material reduction in the amount of the executive’s then-current base salary or target annual bonus; (b) a requirement that the executive change his principal location of work to a location that is in excess of 50 miles from his current location of work; (c) our failure to obtain in writing the obligation to perform or be bound by the terms of the Senior Leadership Severance Plan by any successor company or any purchaser of all or substantially all of our assets; or (d) any material breach by us of the terms and conditions of the Senior Leadership Severance Plan.

For purposes of our equity and deferred cash compensation agreements and the change in control agreements, the term “good reason” means: (a) the failure to elect, re-elect or otherwise maintain the NEO in the offices or positions held prior to the change in control; (b) a material

54	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

reduction in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position held by the NEO, or a reduction in aggregate compensation or employee benefit plans; (c) we liquidate, dissolve, merge, consolidate or reorganize or transfer all or a significant portion of our business or assets, unless the successor has assumed all duties and obligations of the change in control agreements; (d) we relocate and require the NEO to change his principal location of work to any location which is in excess of 50 miles from his or her previous location of work, or requires the NEO to travel significantly more than was previously required; or (e) any material breach of the agreement.

(2)

If an NEO has a termination from employment due to disability that is also “separation from service,” as that term is defined in Section 409A of the Internal Revenue Code, the NEO has the right to receive the same benefits as if he were terminated without cause.

(3)

Subject to limited exceptions described in our agreements and plans, a “change in control” is generally deemed to occur upon (a) an acquisition by any individual, group or entity of beneficial ownership of 30% or more of our outstanding shares; (b) the incumbent board ceasing, for any reason other than death or disability, to constitute at least a majority of the Board, with any individual whose nomination and election was approved by at least a majority vote of the incumbent directors considered as though a member of the incumbent board, and excluding for these purposes any individual whose initial assumption of office occurs as a result of an actual or threatened election contest; (c) a reorganization, merger, consolidation or sale of all or substantially all of our assets; or (d)approval by our stockholders of a complete liquidation or dissolution.

Our change in control arrangements with our participating NEOs provide for benefits if the executive is involuntarily terminated or resigns for good reason within three (3) years following the date of the change in control.

(4)

Notwithstanding the general treatment of restricted share units described above and pursuant to the Senior Leadership Severance Plan, the Company’s emergence-related restricted share units and price-vested stock options are expressly subject to forfeiture upon separation in most circumstances other than a termination following a change in control.

EFFECT OF SECTION 409A ON TIMING OF PAYMENTS

With respect to any severance amounts payable to our executives, any amounts that are not exempt from Section 409A of the Internal Revenue Code will be subject to the required six-month delay in payment after termination of service, provided that the executive is deemed a “specified employee” for purposes of Section 409A at the time of termination of service.

PAYMENTS AND BENEFITS IN CONNECTION WITH MR. BARNA’S SEPARATION

Mr. Barna separated from the company on December 31, 2024, which was determined to be without cause. Subject to observing certain non-solicitation and confidentiality obligations, and providing a legal release to the Company, Mr. Barna received the following benefits (consistent with the terms of the Senior Leadership Severance Plan and his award agreements for outstanding equity awards):

•	A severance payment in the amount of $1.5 million;

•	A payment of $501,100 in respect of his participation in the Annual Incentive Plan during 2024;

•	Immediate pro-rata vesting of Mr. Barna’s March 1, 2024 restricted share unit award in the amount of 2,659 restricted share units;

•

A pro-rata payment of Mr. Barna’s 2023 and 2024 performance cash awards, payable at the times such awards are paid to the other NEOs but subject to Mr. Barna’s observation of his non-solicitation and confidentiality obligations;

•	Health and welfare benefits continuation for up to one and one half years;

•	Up to two years of outplacement assistance.

Mr. Barna’s outstanding, unvested deferred cash grants, equity grants, and performance cash grants not otherwise described above were forfeited upon his separation.

2025 PROXY STATEMENT |	55

EXECUTIVE COMPENSATION MATTERS

POST-TERMINATION PAYMENTS TABLE

The amounts shown assume that such termination or change in control was effective as of December 31, 2024, include amounts earned through such date, and are estimates of the amounts that would be paid out to the executives upon their termination or change in control. As Mr. Barna’s separation from the Company occurred on December 31, 2024, the benefits he received in connection with his separation are described above and he is not included in the following tables.

NAME	INVOLUNTARY W/O CAUSE OR VOLUNTARY W/GOOD REASON ($)	RETIREMENT ($)	DEATH / DISABILITY ($)	CHANGE IN CONTROL W/ TERMINATION ($)
Octavio Marquez
Severance	3,709,808	—	—	3,709,808
Annual Incentive Plan	1,004,904	—	1,020,000	1,004,904
RSU Awards	865,351	—	5,617,193	5,617,193
Option Awards	—	—	—	4,347,690
Performance Cash Awards(1)	—	—	492,188	2,625,000
Deferred Cash Awards	—	—	1,333,344	1,333,344
Pension Plans and SERP Benefits(2)	687,048	687,048	687,048	687,048
Other Benefits(3)	54,020	—	—	39,020
Total: (4)	6,321,123	687,048	9,149,773	19,364,008
Thomas Timko
Severance	2,242,251	—	—	2,989,668
Annual Incentive Plan	809,834	—	—	809,834
RSU Awards	157,193	—	2,015,090	2,015,090
Option Awards	—	—	—	1,453,820
Performance Cash Awards(1)	—	—	149,844	1,027,500
Deferred Cash Awards	—	—	—	—
Pension Plans and SERP Benefits(2)	—	—	—	—
Other Benefits(3)	17,592	—	—	3,456
Total: (4)	3,226,870	—	2,164,934	8,299,367
Jonathan Myers
Severance	1,637,790	—	—	2,453,720
Annual Incentive Plan	541,860	—	—	541,860
RSU Awards	169,986	—	1,218,893	1,218,893
Option Awards	—	—	—	1,086,910
Performance Cash Awards(1)	—	—	96,680	515,625
Deferred Cash Awards	—	—	256,667	256,667
Pension Plans and SERP Benefits(2)	—	—	—	—
Other Benefits(3)	43,812	—	—	38,416
Total: (4)	2,393,448	—	1,572,239	6,112,090
Frank Baur
Severance(5)	—	—	—	—
Annual Incentive Plan	513,929	—	—	513,929
RSU Awards	169,986	—	813,972	813,972
Option Awards	—	—	—	706,483
Performance Cash Awards(1)	—	—	65,929	351,621
Deferred Cash Awards	—	—	—	—
Pension Plans and SERP Benefits(2)	—	—	—	—
Other Benefits(3)	69,788	—	—	73,051
Total: (4)	699,635	—	879,901	2,459,056

56	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

NAME	INVOLUNTARY W/O CAUSE OR VOLUNTARY W/GOOD REASON ($)	RETIREMENT ($)	DEATH / DISABILITY ($)	CHANGE IN CONTROL W/ TERMINATION ($)
Ilhami Cantadurucu
Severance	480,150	—	—	1,890,628
Annual Incentive Plan	465,164	—	—	465,164
RSU Awards	107,525	—	813,972	813,972
Option Awards	—	—	—	706,483
Performance Cash Awards(1)	—	—	61,154	326,152
Deferred Cash Awards	—	—	152,732	152,732
Pension Plans and SERP Benefits(2)	38,440	38,440	38,440	38,440
Other Benefits(3)	50,552	—	—	47,403
Total: (4)	1,141,831	—	1,066,298	4,440,974

(1)

For all outstanding performance-based cash awards, we have assumed that the payouts of the awards will be made at target levels. In reality, payouts may be lower or higher depending upon the actual level of performance achieved in the future.

(2)

The Pension Plans and SERP Benefits amount represents the total value to the NEO under our defined benefit and defined contribution plans, excluding the Qualified 401(k) and Diebold Nixdorf Defined Contribution Plan. For Mr. Marquez, the values include the vested balance in the 401(k) Restoration SERP. For Mr. Cantadurucu, the amount represents the total value of his account under the Wincor Nixdor AG Pension Scheme. The assumptions used to calculate the values are consistent with those described above under the heading “2024 Pension and Retirement Benefits.”

(3)

“Other Benefits” includes, as applicable, the total value of any other contributions by us on behalf of the NEO for health and welfare benefit plans and outplacement services (estimated at $15,000), which the NEO would be eligible to receive as of December 31, 2024.

(4)

These payments would be subject, in whole or in part, to an excise tax imposed by Section 280G of the Code. In accordance with the NEO’s change in control or employment agreement, we will reduce certain of these payments to the extent necessary so that no portion of the total payment is subject to the excise tax, but only if this results in a better net-of-tax outcome for the NEO. The calculations in this table do not reflect any such adjustment or reduction.

(5)

Mr. Baur does not participate in the Senior Leadership Severance Plan and is not a party to a change in control agreement with the Company. In the event of his involuntary separation without cause or voluntary separation with good reason (whether or not following a change of control), Mr. Baur is entitled to receive certain statutory benefits under Swiss law which are consistent with the benefits that are available to all salaried employees who are subject to Swiss law.

2025 PROXY STATEMENT |	57

EXECUTIVE COMPENSATION MATTERS

2024
PAY-VERSUS-PERFORMANCE

FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO #1 ($) (1)	COMPENSATION ACTUALLY PAID TO PEO #1 ($) (1)(2)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO #2 ($) (1)(2)	COMPENSATION ACTUALLY PAID TO PEO#2 ($) (2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($) (3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS ($) (2)(3)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME (LOSS) ($ IN MM) (5)	NON-GAAP OP ($ IN MM) (5)(6)
							COMPANY TSR ($) (4)	PEER GROUP TSR ($) (4)
2024	9,526,709	12,537,384			3,365,944	3,166,911	209.24	117.12	(16.5)	305.3
2023	2,248,413	1,562,882			1,683,294	1,508,530	134.65	105.81	1,376.1	344.4
2022	5,660,334	1,604,309	4,291,389	(9,050,186)	2,715,165	698,389			(581.4)	197.5
2021			26,169,529	16,042,728	3,586,248	1,842,238			(78.8)	332.7
2020			5,312,150	4,760,010	1,648,091	1,542,660			(269.1)	335.4

(1)
Mr. Marquez (PEO #1) became President and Chief Executive Officer of the Company on March 11, 2022. Mr. Schmid (PEO #2), the Company’s prior President and Chief Executive Officer, stepped down from the role effective on the same date.

(2)	The “Compensation Actually Paid” reported in this column is derived from the Summary Compensation Table Total for the applicable fiscal year by making the following deductions and additions:
PEO #1

	2024	2023	2022
Summary Compensation Table (“SCT”) Total	$9,526,709	$2,248,413	$5,660,334
Less :
SCT—Stock Awards	(4,219,371)	—	(4,343,685)
SCT—Option Awards	(2,734,838)	—	—
Prior FYE fair value for awards that failed to meet vesting conditions during FY	—	(845,044)	—
Plus :
Fair value of awards granted during fiscal year (“FY”) outstanding and unvested at fiscal year-end (“FYE”)	9,964,884	—	847,257
Change in fair value of awards granted in prior years unvested at FYE	—	—	(544,491)
Change in fair value of awards granted in prior years that met vesting conditions during FY	—	159,513	(15,106)
Compensation Actually Paid	$12,537,384	$1,562,882	$1,604,309
PEO #2

	2022	2021	2020
Summary Compensation Table (“SCT”) Total	$4,291,389	$26,169,529	$5,312,150
Less :
SCT—Stock Awards	—	(22,104,207)	(1,629,598)
SCT—Option Awards	—	—	(1,543,755)
Prior FYE fair value for awards that failed to meet vesting conditions during FY	(13,246,648)	(2,256,669)	—
Plus :
Fair value of awards granted during fiscal year (“FY”) outstanding and unvested at fiscal year-end (“FYE”)	—	13,434,625	2,277,665
Change in fair value of awards granted in prior years unvested at FYE	—	208,654	281,159
Change in fair value of awards granted in prior years that met vesting conditions during FY	(94,927)	590,795	62,389
Compensation Actually Paid	$(9,050,186)	$16,042,728	$4,760,010

58	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Average of
Non-PEO
NEOs

	2024	2023	2022	2021	2020
Summary Compensation Table Total (Average)	$3,365,944	$1,683,294	$2,715,165	$3,586,248	$1,648,091
Less :
SCT—Stock Awards	(949,680)	—	(1,621,070)	(2,178,772)	(301,225)
SCT—Option Awards	(777,729)	—	—	—	(71,341)
SCT—Change in Pension value and Non-Qualified Deferred Compensation Earnings	(36,842)	(19,947)	(894)	(26,736)	(31,535)
Prior FYE fair value for awards that failed to meet vesting conditions during FY	(212,990)	(222,148)	(201,203)	(251,068)	(147,782)
Plus :
Fair value of awards granted during FY outstanding and unvested at FYE	1,740,458	—	101,343	612,789	397,084
Change in fair value of awards granted in prior years unvested at FYE	—	—	(303,296)	23,320	26,218
Vesting fair value of awards granted in FY that vested during the FY	—	—	8,660	—	—
Change in fair value of awards granted in prior years that met vesting conditions during FY	—	57,903	(13,816)	53,208	3,350
Service cost for defined benefit and actuarial pension plans	37,750	9,429	13,500	23,250	19,800
Compensation Actually Paid	$3,166,911	$1,508,530	$698,389	$1,842,238	$1,542,660

(3)	The following table sets for the individuals included in the non-PEO NEO Average for each fiscal year presented above:

2024	2023	2022	2021	2020
Thomas Timko	James Barna	Jeffrey Rutherford	Jeffrey Rutherford	Jeffrey Rutherford
Jonathan Myers	Jonathan Myers	Ulrich Näher	Ulrich Näher	Ulrich Näher
Frank Baur	Elizabeth Radigan	David Caldwell	Olaf Heyden	Olaf Heyden
Ilhami Cantadurucu	Ilhami Cantadurucu	Jonathan Leiken	Jonathan Leiken	Jonathan Leiken
James Barna	Jeffrey Rutherford	Elizabeth Patrick		Alan Kerr
Olaf Heyden
Hermann Wimmer

(4)
Consistent with Regulation
S-K
Section 203(e)(3), the amounts set forth under the headings “
Company TSR” and
“
Peer Group TSR
” reflect the value, as of the end of 2023, of a hypothetical initial investment of $100 made on August 14, 2023 (the date that the Company’s common stock was registered under Section 12 of the Exchange Act) into, with respect to Company TSR, the Company, and with respect to Peer Group TSR, the S&P MidCap 400 index. Because the class of Company securities currently registered under Section 12 of the Exchange Act is not the same class of Company securities that was registered in the periods prior to emergence (including fiscal years 2022, 2021, and 2020), neither Company TSR nor Peer Group TSR are presented for such periods.

(5)
For Fiscal Year 2023, Net Income (Loss) and
Non-GAAP
OP are comprised of (a) the period from January 1, 2023 through August 11, 2023, the period prior to when the Company emerged from bankruptcy, and (b) the period from August 12, 2023 through December 31, 2023, the period subsequent to when the Company emerged from bankruptcy. These two periods have been combined solely to meet the
SEC-defined
structure for this Pay Versus Performance table, however, in accordance with GAAP, the Company does not combine these two periods in any of its financial statements and/or related filings. For the period from January 1, 2023 through August 11, 2023, Net Income was $1,357,500,000 and
Non-GAAP
OP (Loss) was ($5,500,000). For the period from August 12, 2023 through December 31, 2023, Net Income was $19,100,000 and
Non-GAAP
OP was $92,400,000.

2025 PROXY STATEMENT |	59

EXECUTIVE COMPENSATION MATTERS

(6)
The amount reported for
Non-GAAP
OP in this table
includes
the amortization of fair valued assets recognized in connection with Fresh Start Accounting. Accordingly, the
Non-GAAP
OP reported in this table is consistent with
Non-GAAP
OP as reported in the Company’s earnings release for its 2024 fiscal fourth quarter dated February 12, 2025. The Committee determined that
Non-GAAP
OP was the most important financial performance metric used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs for 2024. More information about
Non-GAAP
OP can be found under the heading “
Definitions of Key Compensation Terms
” in the “
Compensation Discussion and Analysis
.” This performance measure may not have been the most important financial performance measure for years 2023, 2022, 2021 or 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

DISCLOSURES CONCERNING
PAY-VERSUS-PERFORMANCE
This disclosure is being provided as required by the final rules issued by the Securities and Exchange Commission on August 25, 2022, and certain measures disclosed in the table above, including “Compensation Actually Paid,” are calculated in accordance with those rules. The People and Compensation Committee did not consider these measures (other than
Non-GAAP
OP) or calculations in setting compensation for the named executive officers or for linking executive compensation with Company performance for 2024 or any prior periods. For a description of the People and Compensation Committee’s processes, policies, and considerations when setting compensation and evaluating performance, please see the “
Compensation Discussion and Analysis”
beginning on page 29 of this Proxy Statement.
Relationship Between Diebold Total Shareholder Return (“TSR”) and “Compensation Actually Paid”
For the post-emergence period beginning on August 14, 2023 (the first day our shares of common stock were listed for trading on the NYSE) through December 31, 2024, our TSR increased from $100.00 to $209.24. Because we paid a significant portion of compensation in 2024 in the form of equity awards based on or tied to the Company’s stock price (such as emergence-related price-vested options and restricted stock units) the value of these awards increased over the course of 2024 consistent with our increase in TSR. For example, Mr. Marquez’s stock and option awards granted in 2024 increased in aggregate value from $6,962,252 on the date of grant (of each such grant) to $9,964,884 in the aggregate at the end of 2024. In addition, we use revenue, cash flow, and operating profit metrics in our incentive plans, each of which may indirectly impact our stock price. Accordingly, as the Company’s stock price increases (and TSR likewise increases), the value of a named executive officer’s Compensation Actually Paid will generally increase. Similarly, as the Company’s stock price decreases, Compensation Actually Paid will generally decrease.
Relationship Between Net Income and “Compensation Actually Paid”
The Company does not directly employ net income as a financial performance measure upon which named executive officer compensation may be earned. However, net income movements are tracked through our use of
Non-GAAP
OP / EBITDA metrics in our annual incentive plan. In future years as performance cash awards are earned, “Compensation Actually Paid” will also be influenced by performance against cumulative Adjusted EBITDA. “Compensation Actually Paid” therefore includes the value of: (a) bonuses earned in 2020 (a payout of 71% of the target annual bonus for named executive officers resulting solely from achievement against
Non-GAAP
OP); (b) bonuses earned in 2021 (a payout of approximately 61% of the target annual bonus for named executive officers in 2021, approximately half of which was attributed to
Non-GAAP
OP achievement); (c) no payments under the 2022 annual incentive plan or long-term performance incentives that could have vested in 2021 or 2022; (d) bonuses earned for 2023 (a payout of approximately 75% of the target annual bonus for the CEO and approximately 83% of the target annual bonus for the other Named Executive Officers, approximately half of which was attributable to
Non-GAAP
OP achievement); and (e) bonuses earned in 2024 (a payout of 100.22% of the target annual bonus for named executive officers resulting approximately 44% of which was attributed to
Non-GAAP
OP achievement).
Relationship Between
Non-GAAP
OP and “Compensation Actually Paid”
Non-GAAP
OP (as defined under the heading “
Compensation Discussion and Analysis—Definitions of Key Compensation Terms
” above) has served as a critical financial performance measure upon which annual incentive plan bonuses have been able to be earned since 2020. As noted above, in 2023
Non-GAAP
OP was also employed as a metric for the first year of our 2023 performance cash awards. Accordingly, “Compensation Actually Paid” reflects: (a) bonuses earned in 2020 (a payout of 71% of the target annual bonus for named executive officers resulting solely from achievement against
Non-GAAP
OP); (b) bonuses earned in 2021 (a payout of approximately 61% of the target annual bonus for named executive officers in 2021, approximately half of which was attributed to
Non-GAAP
OP achievement); (c) no payments under the 2022 annual incentive plan or long-term performance incentives that could have vested in 2021 or 2022; (d) bonuses earned for 2023 (a payout of approximately 75% of the target annual bonus for the CEO and approximately 83% of the target annual bonus for the other Named Executive Officers, approximately half of which was attributable to
Non-GAAP
OP achievement); and (e) bonuses earned in 2024 (a payout of 100.22% of the target annual bonus for named executive officers resulting approximately 44% of which was attributed to
Non-GAAP
OP achievement).

60	| 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Comparison Between Diebold TSR and Peer Group TSR
For the post-emergence period beginning on August 14, 2023 (the first day our shares of common stock were listed for trading on the NYSE upon emerging from restructuring) through December 31, 2024, the Company’s TSR has increased by approximately 109%, while the TSR of the S&P 400 Midcap Index has increased by approximately 17% over the same period. Relative performance measured against the S&P 400 Midcap Index has, from time to time, been included as a performance measure for certain of the Company’s long-term incentive vehicles, most recently performance-based grants covering a performance period from 2018-2020. Because the Company’s relative TSR performance for that grant cycle did not meet threshold performance against the S&P 400 Midcap Index, these grants were forfeited thus reducing the “Compensation Actually Paid” to named executive officers in 2020.
MOST IMPORTANT FINANCIAL MEASURES
The below tabular list identifies the financial measures deemed by the People and Compensation Committee to be the most important financial measures for linking the compensation of the Company’s named executive officers to the performance of the Company:

MOST IMPORTANT FINANCIAL MEASURES
Consolidated Non-GAAP Operating Profit
Unlevered Free Cash Flow
Constant Currency Revenue
Consolidated Adjusted EBITDA
Consolidated Revenue

2025 PROXY STATEMENT |	61

EXECUTIVE COMPENSATION MATTERS

CEO PAY-RATIO DISCLOSURE

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, and the ratio of these two amounts. In calculating this ratio, we are required to identify our median employee once every three years and calculate total compensation for that employee each year.

We identified our median employee on as of December 31, 2024 based on the annualized base salaries of our employees. We calculated annual total compensation for the identified employee for 2022 using the same methodology we use to calculate the total compensation of our NEOs as reported in the above 2024 Summary Compensation Table. We have calculated the annual total compensation of our median employee to be $28,940.

As reported in the 2024 Summary Compensation Table, the total compensation of Mr. Marquez, our President and CEO in 2024, was $9,526,709 for 2024, the ratio of the total compensation of our Chief Executive Officer to the estimated median of the annual total compensation of our employees was approximately 329 to 1. We believe this pay ratio is a reasonable, good faith estimate calculated in a manner consistent with SEC rules.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

62	| 2025 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of Arthur F. Anton (Chair), Marjorie L. Bowen, Mark Gross, Maura A. Markus, David H. Naemura and Dr. Colin J. Parris. Each member of the committee is independent as defined in the NYSE Listed Company Manual and SEC rules. The primary duties and responsibilities of the committee are (1) to monitor the adequacy of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (2) to monitor the independence and performance of our outside auditors and internal audit department, and (3) to provide an avenue of communication among the outside auditors, management, the internal audit department and the Board. The Board has adopted an Audit Committee Charter, which is available on our investor relations website at investors.dieboldnixdorf.com.

The Audit Committee has reviewed and discussed with our management and KPMG LLP, our independent registered public accounting firm, the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (PCAOB) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the provision of non-audit services to us by KPMG LLP is compatible with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

The Audit Committee:

Arthur F. Anton (Chair)

Marjorie L. Bowen

Mark Gross

Maura A. Markus

David H. Naemura

Dr. Colin J. Parris

2025 PROXY STATEMENT |	63

STOCKHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other intermediaries engage in the practice of “householding” our proxy statements, annual reports and Notice of Internet Availability of Proxy Materials. This means that, if stockholders within the same household request a physical copy of our proxy statement, annual report or Notice of Internet Availability of Proxy Materials, only one copy may be sent to that household unless the stockholders specifically request to receive multiple copies. We will promptly deliver a separate copy of our Annual Report on Form 10-K for the year ended December 31, 2024, this Proxy Statement or Notice of Internet Availability of Proxy Materials to you if you share an address subject to householding. Please contact our Corporate Secretary at 350 Orchard Avenue NE, P.O. Box 3077, North Canton, Ohio 44720 or (330) 490-4000 if you wish to receive a separate copy.

Please contact your bank, broker or other intermediary if you wish to receive individual copies of our proxy materials in the future. Please contact your bank, broker or other intermediary, or our Corporate Secretary as provided above if members of your household are currently receiving individual copies and you would like to receive a single household copy for future meetings. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our materials for the 2025 Annual Meeting of Stockholders.

EXPENSES OF SOLICITATION

The cost of soliciting the proxies will be paid by us. In addition to solicitation by mail, some of our directors, officers and employees, without extra compensation, may conduct additional solicitations by telephone, facsimile and personal interviews. We may also enlist, at our own cost, the assistance of banks, bankers and brokerage houses in additional solicitations of proxies and proxy authorizations, particularly from those of their clients or customers whose shares are not registered in the clients’ or customers’ own names. Brokers, bankers, etc., will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the shares of common stock. It is estimated that the expense of such special solicitation will be nominal.

64	| 2025 PROXY STATEMENT

STOCKHOLDER PROPOSALS

We must receive by November 14, 2025 any proposal of a stockholder intended to be presented at our 2026 Annual Meeting of Stockholders and to be included in our proxy, notice of meeting and proxy statement related to the 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act. Such proposals should be submitted to our Corporate Secretary at our principal executive office by certified mail, return receipt requested.

Notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act regarding the nominations of directors which a stockholder intends to present at our 2026 Annual Meeting of Stockholders must be delivered to or mailed and received at our principal executive office on or between December 31, 2025 and January 30, 2026 (or, if the date of the 2026 Annual Meeting of Stockholders is advanced more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after April 30, 2026, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the day on which public announcement of the date of such meeting is first made) or such nominations will be considered untimely under the advance notice provisions of our Bylaws.

In addition to complying with the procedures described above, stockholders who intend to solicit proxies in support of a director candidate other than the Company’s nominees for consideration by the stockholders at the Company’s 2025 Annual Meeting of Stockholders must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”). Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than March 1, 2026, setting forth all of the information and disclosures required by Rule 14a-19. If the 2026 Annual Meeting of Stockholders is set for a date that is not within thirty (30) calendar days of the anniversary of the date of the 2025 Annual Meeting of Stockholders, then notice must be provided by the later of sixty (60) calendar days prior to the date of the 2026 Annual Meeting of Stockholders or by the close of business on the tenth (10th) calendar day following the day on which a public announcement of the date of the 2026 Annual Meeting of Stockholders is first made.

Other non-Rule 14a-8 proposals must be received by us at our principal executive office on or between must be received by us at our principal executive office on or between December 31, 2025 and January 30, 2026 (or, if the 2026 Annual Meeting of Stockholders is held more than thirty (30) days prior to or after April 30, 2026, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the day on which public announcement of the date of such meeting is first made), or such proposals will be considered untimely under the advance notice provisions of our Bylaws. Our proxy related to the 2025 Annual Meeting of Stockholders will give discretionary authority to the Proxy Committee to vote with respect to all non-Rule 14a-8 proposals properly brought before the 2026 Annual Meeting of Stockholders.

2025 PROXY STATEMENT |	65

OTHER MATTERS

We are not aware of any matters to be presented at the 2025 Annual Meeting of Stockholders other than the matters set forth herein. Should any other matters be presented for a vote of the stockholders, the proxy in the enclosed form confers discretionary voting authority upon the Proxy Committee. In accordance with the provisions of the Ohio Revised Code, the Board has appointed inspectors of elections to act at the 2025 Annual Meeting of Stockholders.

Please note that you will not be able to attend the meeting in person this year. Details regarding how to attend the virtual meeting are more fully described at the end of this Proxy Statement. For additional information, you may contact our Corporate Secretary at 350 Orchard Avenue NE, P.O. Box 3077, North Canton, Ohio 44720 or (330) 490-4000.

By Order of the Board of Directors,

Elizabeth Radigan
Executive Vice President, Chief Legal Officer and Corporate Secretary

North Canton, Ohio

March 14, 2025

66	| 2025 PROXY STATEMENT

ATTENDING THE 2025 ANNUAL MEETING OF STOCKHOLDERS

The Company will be hosting the 2025 Annual Meeting of Stockholders live via the Internet. A summary of the information you need to attend the 2025 Annual Meeting of Stockholders online is provided below:

•	Any stockholder can attend the 2025 Annual Meeting of Stockholders live via the Internet by joining us at 8:00 a.m. Eastern time on April 30, 2025 at www.virtualshareholdermeeting.com/DBD2025.

•	Webcast starts at 8:00 a.m. EDT on April 30, 2025.

•	Stockholders may vote while attending the 2025 Annual Meeting of Stockholders on the Internet.

•	Stockholders may begin to log in to the virtual-only 2025 Annual Meeting of Stockholders around 15 minutes prior to its start.

•

To access the virtual meeting, you will be asked to enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the log-in process

•

Beginning approximately 15 minutes before the start of the 2025 Annual Meeting of Stockholders, a technical support phone number will become available for any stockholders experiencing technical difficulties.

•	A webcast replay of the 2025 Annual Meeting of Stockholders will be available soon after the meeting and will be available for up to one year.

•	Stockholders may submit questions in advance of the 2025 Annual Meeting of Stockholders at www.proxyvote.com.

2025 PROXY STATEMENT |	67

DIEBOLD NIXDORF, INCORPORATED 350 ORCHARD AVENUE NE NORTH CANTON, OH 44720

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DBD2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V61966-P26228	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 DIEBOLD NIXDORF, INCORPORATED

The Board of Directors recommends a vote FOR each of the following proposals:

1.	Election of Directors

	Nominees:		For	Against	Abstain
	1a.	Arthur F. Anton	☐	☐	☐		For	Against	Abstain
	1b. 1c. 1d. 1e. 1f. 1g. 1h.	Patrick J. Byrne Matthew J. Espe Mark Gross Maura A. Markus Octavio Marquez David H. Naemura Dr. Colin J. Parris	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	2. 3.

To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

							☐ ☐	☐ ☐	☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Stockholder Materials is available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V61967-P26228

DIEBOLD NIXDORF, INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, APRIL 30, 2025 AT 8:00 AM, EASTERN STANDARD TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Octavio Marquez and Elizabeth Radigan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of Diebold Nixdorf, Incorporated that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Standard Time, on Wednesday, April 30, 2025, at www.virtualshareholdermeeting.com/DBD2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE